Freeport Reports
Second-Quarter and Six-Month 2026 Results
•Strong operational execution:
◦Consolidated copper sales exceeded April 2026 estimates
◦Consolidated average unit net cash costs favorable to April 2026 estimates
•Ramp-up of the Grasberg Block Cave underground mine progressing on schedule
•Advancing organic copper growth projects, including:
◦Innovative leach and technology initiatives and potential brownfield expansions in the U.S.
◦Potential major expansion at El Abra in Chile
•Strong margins and cash flows; positive operational and market outlook

•Net income attributable to common stock in second-quarter 2026 totaled $984 million, $0.68 per share, and adjusted net income attributable to common stock totaled $1.1 billion, $0.74 per share.
•Consolidated production totaled 786 million pounds of copper, 192 thousand ounces of gold and 23 million pounds of molybdenum in second-quarter 2026.
•Consolidated sales totaled 710 million pounds of copper, 123 thousand ounces of gold and 25 million pounds of molybdenum in second-quarter 2026.
•Consolidated sales are expected to approximate 3.1 billion pounds of copper, 650 thousand ounces of gold and 93 million pounds of molybdenum for the year 2026, including 750 million pounds of copper, 160 thousand ounces of gold and 22 million pounds of molybdenum in third-quarter 2026.
•Average realized prices were $6.17 per pound for copper, $4,520 per ounce for gold and $28.75 per pound for molybdenum in second-quarter 2026.
•Average unit net cash costs were $1.97 per pound of copper in second-quarter 2026 and are expected to average $1.90 per pound of copper for the year 2026.
•Operating cash flows totaled $2.0 billion, net of $0.6 billion of working capital and other uses, in second-quarter 2026. Assuming prices of $6.00 per pound for copper, $4,000 per ounce for gold and $30.00 per pound for molybdenum for the second half of 2026, operating cash flows are expected to approximate $8.3 billion, net of $0.3 billion of working capital and other uses, for the year 2026.
•Capital expenditures totaled $1.1 billion, including $0.7 billion for major mining projects, in second-quarter 2026. Capital expenditures are expected to approximate $4.3 billion, including $3.0 billion for major mining projects, for the year 2026.
•During second-quarter 2026, FCX purchased 2.0 million shares of Cerro Verde common stock in the open market for $107 million, increasing its ownership interest in Cerro Verde from 55.08% to 55.66%.
•At June 30, 2026, consolidated debt totaled $9.4 billion and consolidated cash and cash equivalents totaled $4.1 billion. At June 30, 2026, net debt totaled $2.1 billion, excluding $3.2 billion of debt for PT Freeport Indonesia’s (PTFI) downstream processing facilities. Refer to the supplemental schedule, “Net Debt,” on page IX.
•During second-quarter 2026, FCX purchased 1.7 million shares of its common stock for a total cost of $110 million ($64.34 average cost per share).

1

PHOENIX, AZ, July 23, 2026 – Freeport (NYSE: FCX) reported second-quarter 2026 net income attributable to common stock of $984 million, $0.68 per share, and adjusted net income attributable to common stock of $1.1 billion, $0.74 per share, after excluding after-tax net charges totaling $96 million, $0.06 per share, primarily for idle facility and restoration costs associated with PTFI’s September 2025 external mud rush incident. For additional information, refer to the supplemental schedule, “Adjusted Net Income,” on page VII.

Kathleen Quirk, President and Chief Executive Officer, said, “The Freeport team achieved strong results in the second quarter, supported by solid execution of our operating plans and favorable pricing for our products. We made steady progress with our Grasberg ramp-up and our Americas operations delivered excellent performance, which resulted in year-over-year improvements to bottom-line results, demonstrating the strength of our diversified portfolio. As we look forward, we remain focused on restoring full operations at Grasberg safely and sustainably and continuing to build momentum on initiatives across our global footprint to grow margins, cash flow and earnings. Freeport is firmly positioned as “America’s Copper Champion” and as a global leader in copper with large-scale, geographically diverse operations and a pipeline of attractive growth options to support a growing market and build value for stockholders.”

SUMMARY FINANCIAL DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions, except per share amounts)
Revenues[a,b]	$7,029	$7,582	$13,263	$13,310
Operating income[a,c]	$2,003	$2,432	$4,140	$3,735
Net income attributable to common stock[b,c,d]	$984	$772	$1,865	$1,124
Diluted net income per share of common stock[b,c,d]	$0.68	$0.53	$1.29	$0.77
Diluted weighted-average common shares outstanding	1,443	1,443	1,444	1,444
Operating cash flows[e]	$2,048	$2,195	$3,543	$3,253
Capital expenditures	$1,104	$1,261	$2,077	$2,433
At June 30:
Cash and cash equivalents	$4,080	$4,490	$4,080	$4,490
Total debt, including current portion	$9,386	$9,251	$9,386	$9,251

a.For segment financial results, refer to the supplemental schedule, “Business Divisions and Segments,” beginning on page X.
b.Includes favorable (unfavorable) adjustments to prior period provisionally priced concentrate and cathode copper sales totaling $98 million ($35 million to net income attributable to common stock or $0.02 per share) in second-quarter 2026, $(35) million ($(10) million to net income attributable to common stock or $(0.01) per share) in second-quarter 2025, $58 million ($24 million to net income attributable to common stock or $0.02 per share) for the first six months of 2026 and $63 million ($21 million to net income attributable to common stock or $0.01 per share) for the first six months of 2025. For further discussion, refer to the supplemental schedule, “Derivative Instruments,” beginning on page IX.
c.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net (reductions) additions to operating income totaling $(18) million ($(6) million to net income attributable to common stock or less than $0.01 per share) in second-quarter 2026, $34 million ($9 million to net income attributable to common stock or $0.01 per share) in second-quarter 2025, $52 million ($17 million to net income attributable to common stock or $0.01 per share) for the first six months of 2026 and $148 million ($44 million to net income attributable to common stock or $0.03 per share) for the first six months of 2025. Refer to the supplemental schedule, “Deferred Profits,” on page X.
d.Includes after-tax net charges totaling $96 million ($0.06 per share) in second-quarter 2026, $18 million ($0.01 per share) in second-quarter 2025, $45 million ($0.03 per share) for the first six months of 2026 and $24 million ($0.02 per share) for the first six months of 2025, that are described in the supplemental schedule, “Adjusted Net Income,” on page VII.
e.Cash used for working capital, including tax payments, totaled $596 million in second-quarter 2026, $45 million in second-quarter 2025, $457 million for the first six months of 2026 and $342 million for the first six months of 2025.

2

SUMMARY OPERATING DATA

	Three Months Ended June 30,			Six Months Ended June 30,
	2026		2025	2026		2025
Copper (millions of recoverable pounds)
Production	786		963	1,448		1,831
Sales, excluding purchases	710		1,016	1,367		1,888
Average realized price per pound	$6.17		$4.54	$6.04		$4.48
Site production and delivery costs per pound[a]	$3.28	[b]	$2.71	$3.28	[b]	$2.65
Unit net cash costs per pound[a]	$1.97	[b]	$1.13	$1.94	[b]	$1.56
Gold (thousands of recoverable ounces)
Production	192		317	289		604
Sales	123		522	244		650
Average realized price per ounce	$4,520		$3,291	$4,704		$3,260
Molybdenum (millions of recoverable pounds)
Production	23		22	45		45
Sales, excluding purchases	25		22	49		42
Average realized price per pound	$28.75		$21.10	$27.03		$21.37
a.Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. For reconciliations of per pound unit net cash costs (credits) by operating division to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
b.Excludes idle facility and restoration costs associated with PTFI’s September 2025 external mud rush incident. Refer to “Adjusted Net Income,” on page VII for a summary of these charges.

Consolidated Sales Volumes
Copper
•Second-quarter 2026 sales of 710 million pounds were higher than the April 2026 estimate of 690 million pounds, primarily reflecting timing of shipments and improved operating performance. As expected, second-quarter 2026 sales were below second-quarter 2025 sales of 1.0 billion pounds, primarily reflecting lower operating rates at PTFI during the phased ramp-up of the Grasberg Block Cave underground mine.
Gold
•Second-quarter 2026 sales of 123 thousand ounces were lower than the April 2026 estimate of 140 thousand ounces, primarily reflecting the timing of refined gold shipments in Indonesia. As expected, second-quarter 2026 sales were below second-quarter 2025 sales, reflecting lower operating rates at PTFI during the phased ramp-up of the Grasberg Block Cave underground mine.
Molybdenum
•Second-quarter 2026 sales of 25 million pounds were higher than both the April 2026 estimate and second-quarter 2025 sales of 22 million pounds, primarily reflecting a reduction in inventory.
Consolidated sales volumes for the year 2026 are expected to approximate 3.1 billion pounds of copper, 650 thousand ounces of gold and 93 million pounds of molybdenum, including 750 million pounds of copper, 160 thousand ounces of gold and 22 million pounds of molybdenum in third-quarter 2026.
Consolidated copper and gold production volumes for the year 2026 are expected to exceed sales volumes, reflecting deferrals of approximately 100 million pounds of copper and 50 thousand ounces of gold associated with inventory held at PTFI’s smelting operations.

3

Consolidated Unit Net Cash Costs
Consolidated unit net cash costs (net of by-product credits and excluding idle facility and restoration costs associated with the phased ramp-up of the Grasberg Block Cave underground mine) for FCX’s copper mines averaged $1.97 per pound of copper in second-quarter 2026, which were favorable to the April 2026 estimate of $2.24 per pound, primarily reflecting higher molybdenum by-product credits and copper volumes. Second-quarter 2026 average unit net cash costs were unfavorable to second-quarter 2025 average unit net cash costs of $1.13 per pound of copper, primarily reflecting the impact of lower copper volumes at PTFI.
During the phased ramp-up period of the Grasberg Block Cave underground mine and until PTFI’s operations return to normal capacity, a portion of PTFI's production and delivery costs will be recognized as idle facility costs, which are non-inventoriable. Idle facility and restoration costs totaled $284 million in second-quarter 2026 and $690 million for the first half of 2026, which were excluded from consolidated net cash costs.
Based on achievement of current sales volume and cost estimates and assuming average prices of $4,000 per ounce of gold and $30.00 per pound of molybdenum for the second half of 2026, consolidated unit net cash costs (net of by-product credits and excluding idle facility and restoration costs) for FCX’s copper mines are expected to average $1.90 per pound of copper for the year 2026 (including $2.00 per pound of copper in third-quarter 2026).
The impact of price changes on consolidated unit net cash costs for the second half of 2026 would approximate $0.02 per pound of copper for each $100 per ounce change in the average price of gold and $0.03 per pound of copper for each $2 per pound change in the average price of molybdenum.
Projected sales volumes and unit net cash costs for the year 2026 are dependent on operational performance; the phased ramp-up of the Grasberg Block Cave underground mine at PTFI; changes in energy costs and other consumables; weather-related conditions; timing of shipments and other factors detailed in the “Cautionary Statement” below.

OPERATIONS
Leaching and Technology Innovation Initiatives. FCX is incorporating new applications, technologies and data analytics into its leaching processes across its United States (U.S.) and South America operations. Incremental copper production from these initiatives totaled 47 million pounds in second-quarter 2026 and 101 million pounds for the first six months of 2026.
FCX continues to apply operational enhancements on a larger scale and is advancing testing of innovative technologies to target significant increases in incremental production from leaching initiatives. FCX is targeting reaching an annual run rate of 300 million pounds of copper from these initiatives by the end of 2026, with potential for further significant increases in recoverable metal in future years. FCX is deploying large-scale testing of an internally developed additive product at its Morenci operations with encouraging early results. In addition, FCX plans to field-test two additional additives which, together with the application of heat to its stockpiles, could further enhance recoveries. Continued success with these initiatives would be expected to contribute to additions in recoverable copper in leach stockpiles and favorably impact average unit net cash costs.
In addition to its innovative leaching initiatives, FCX is pursuing opportunities to leverage new technologies and analytic tools in automation and operating practices with a goal of improving operating efficiencies and reducing costs and capital intensity of its current operations and future development projects. FCX believes its innovative leaching and technology initiatives will strengthen its operational performance and enhance opportunities for profitable growth.
United States. FCX manages seven copper operations in the U.S. – Morenci, Bagdad, Safford (including Lone Star), Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. FCX also operates a copper smelter and rod mill in Miami, Arizona, and a copper refinery and rod mill in El Paso, Texas. In addition to copper, certain of these operations produce molybdenum concentrate, gold and silver.
All of FCX’s U.S. operations are wholly owned, except for Morenci. FCX records its 72% undivided joint venture interest in Morenci using the proportionate consolidation method.
Development Activities. FCX has substantial reserves, resources and future opportunities for organic growth in the U.S. associated with existing operations. Several initiatives are underway to target significant future growth in U.S. copper operations, including the leaching and technology innovation initiatives discussed above.

4

FCX has defined an opportunity to more than double the concentrator capacity of the Bagdad operation in northwest Arizona. Bagdad’s reserve life currently exceeds 80 years and supports an expanded operation. FCX completed technical and economic studies in late 2023 and has advanced these studies in preparation for a potential investment decision during the second half of 2026. These studies indicate the opportunity to construct new concentrating facilities to increase copper production by 200 to 250 million pounds per year and increase molybdenum production by 10 to 12 million pounds per year. Expanded operations would position Bagdad as the second largest copper mine in the U.S. (behind FCX’s flagship Morenci mine) and among the lowest cost mines in FCX’s U.S. portfolio, and Bagdad would benefit from improved efficiency and lower unit net cash costs through economies of scale.
Capital cost estimates are being finalized, taking into account current estimates, including for materials, equipment and labor. Current estimates, which continue to be reviewed, indicate project capital cost increases of approximately 30% above the prior $3.5 billion estimate prepared in 2023. The revisions incorporate the impact of cost escalation, revisions in scope and revised estimates associated with additional engineering. Taking into account higher capital cost estimates and enhanced operational plans, the project economics continue to be supported at an incentive copper price of approximately $4.00 per pound and would require three to four years to complete. The decision to proceed with and timing of the potential expansion will take into account overall copper market conditions and other factors.
FCX continues to advance pre-feasibility studies in the Safford/Lone Star district to define a potential significant expansion opportunity. Positive drilling conducted in recent years indicates a large, mineralized district with opportunities to pursue a significant expansion project. FCX expects to complete these studies during 2026. The decision to proceed with and timing of the potential expansion will take into account results of technical and economic studies, overall copper market conditions and other factors.
Operating Data. Following is summary consolidated operating data for the U.S. copper mines:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Copper (millions of recoverable pounds)
Production	332	336	641	637
Sales, excluding purchases	312	308	639	615
Average realized price per pound	$6.25	$4.81	$6.05	$4.71

Molybdenum (millions of recoverable pounds)
Production[a]	10	9	17	17

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$3.71	$3.44	$3.59	$3.46
By-product credits	(0.92)	(0.55)	(0.80)	(0.52)
Treatment charges	0.15	0.15	0.14	0.14
Unit net cash costs	$2.94	$3.04	$2.93	$3.08
a.Refer to summary operating data on page 3 for FCX’s consolidated molybdenum sales, which include sales of molybdenum produced at FCX’s U.S. copper mines.
b.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
FCX’s consolidated copper sales volumes from the U.S. copper mines totaled 312 million pounds in second-quarter 2026 and 308 million pounds in second-quarter 2025. Consolidated copper sales from FCX’s U.S. copper mines are expected to approximate 1.4 billion pounds for the year 2026.
Average unit net cash costs (net of by-product credits) for the U.S. copper mines of $2.94 per pound of copper in second-quarter 2026 were lower than second-quarter 2025 average unit net cash costs of $3.04 per pound of copper, primarily reflecting higher by-product credits, partly offset by higher costs for supplies, diesel fuel and other consumables.

5

Based on achievement of current sales volume and cost estimates and assuming an average price of $30.00 per pound of molybdenum for the second half of 2026, average unit net cash costs (net of by-product credits) for the U.S. copper mines are expected to approximate $2.96 per pound of copper for the year 2026. The U.S. copper mines’ average unit net cash costs for the year 2026 would change by approximately $0.03 per pound for each $2 per pound change in the average price of molybdenum for the second half of 2026.
South America. FCX manages two copper operations in South America – Cerro Verde in Peru (55.66%-owned) and El Abra in Chile (51%-owned). These operations are consolidated in FCX’s financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Development Activities. At the El Abra operations in Chile, FCX has an attractive opportunity to expand the operation to include a major mill facility similar to the large-scale concentrator at Cerro Verde. The project could result in the addition of over 700 million pounds of copper production per year. In March 2026, El Abra submitted an environmental impact study to Chile regulatory authorities. Preliminary estimates, which remain under review, indicate that the project economics would be supported using an incentive copper price of less than $4.00 per pound. The decision to proceed with and timing of the potential project will take into account required permitting, market conditions and other factors.
Operating Data. Following is summary consolidated operating data for South America operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Copper (millions of recoverable pounds)
Production	249	268	507	539
Sales	245	265	493	540
Average realized price per pound	$6.11	$4.47	$6.03	$4.39

Molybdenum (millions of recoverable pounds)
Production[a]	5	4	11	10

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$3.33	$2.76	$3.25	$2.76
By-product credits	(0.90)	(0.37)	(0.85)	(0.41)
Treatment charges	0.04	0.06	0.02	0.07
Royalty on metals	0.01	0.01	0.01	0.01
Unit net cash costs	$2.48	$2.46	$2.43	$2.43
a.Refer to summary operating data on page 3 for FCX’s consolidated molybdenum sales, which include sales of molybdenum produced at Cerro Verde.
b.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
FCX’s consolidated copper sales volumes from South America operations of 245 million pounds in second-quarter 2026 were lower than second-quarter 2025 copper sales volumes of 265 million pounds, primarily reflecting lower leach production and the processing of lower grade stockpile ore as a result of mine sequencing. Copper sales from South America operations are expected to approximate 1.0 billion pounds for the year 2026.
Average unit net cash costs (net of by-product credits) for South America operations of $2.48 per pound of copper in second-quarter 2026 were slightly higher than second-quarter 2025 average unit net cash costs of $2.46 per pound of copper, primarily reflecting lower copper volumes, and higher labor and energy costs, partially offset by higher by-product credits.
Based on achievement of current sales volume and cost estimates and assuming an average price of $30.00 per pound of molybdenum for the second half of 2026, average unit net cash costs (net of by-product credits) for South America operations are expected to approximate $2.56 per pound of copper for the year 2026.

6

South America operations’ average unit net cash costs for the year 2026 would change by approximately $0.04 per pound for each $2 per pound change in the average price of molybdenum for the second half of 2026.

Indonesia. PTFI operates one of the world’s largest copper and gold mines at the Grasberg minerals district in Central Papua, Indonesia. In addition to copper and gold, the Grasberg minerals district also produces silver. With the completion of its downstream processing facilities, PTFI is a fully integrated producer of refined copper, gold and silver. FCX has a 48.76% ownership interest in PTFI and manages its operations. PTFI’s results are consolidated in FCX’s financial statements.
Operating, Development and Exploration Activities. Over a multi-year investment period, PTFI has successfully commissioned three large-scale underground mines in the Grasberg minerals district (Grasberg Block Cave, Deep Mill Level Zone (DMLZ) and Big Gossan) and completed related expansion of the milling facilities. At normal operating rates, PTFI’s underground operations produce approximately 1.7 billion pounds of copper and 1.3 million ounces of gold per year and are among the lowest cost operations in the world.
PTFI has identified additional exploration targets to leverage its infrastructure in the Grasberg minerals district, including a potential extension below the DMLZ underground mine, which requires further drilling and evaluation.
Kucing Liar. Since 2022, PTFI has conducted long-term mine development activities at its Kucing Liar deposit in the Grasberg minerals district. PTFI’s long-term mine plans include a ramp-up of Kucing Liar, commencing in the 2030 timeframe, to a design capacity of approximately 130,000 metric tons of ore per day. Average annual Kucing Liar production at full rates would approximate 750 million pounds of copper and 735 thousand ounces of gold and would enable continuity of large-scale production in the Grasberg minerals district.
At June 30, 2026, PTFI had incurred approximately $1.4 billion for Kucing Liar development, and capital investments are estimated to approximate an additional $4 billion through 2033 (averaging approximately $0.5 billion per year).
Long-Term Mining Rights. In February 2026, FCX and PTFI entered into a Memorandum of Understanding (MOU) with the Indonesia government for a life of resource extension of operating rights in the Grasberg minerals district beyond the current expiration in 2041. Under the terms of the MOU, FCX would maintain its current ownership interest in PTFI of 48.76% through 2041 and hold approximately 37% beginning in 2042. The existing governance and operating structure, and terms of the existing shareholder agreement, special mining business license (IUPK) and other agreements in effect will continue over the life of the resource.
In June 2026, PTFI submitted its application for extension of its IUPK, and FCX and PTFI are working with the Indonesia government to complete the formal license process. An extension would enable continuity of large-scale operations for the benefit of all stakeholders and provide growth options through additional resource development opportunities in the highly attractive Grasberg minerals district.
Grasberg Block Cave Ramp-Up. Following the September 2025 external mud rush incident, PTFI has progressed a series of activities to address the incident and remains focused on a safe and sustainable ramp-up to full operating capacity.
PTFI completed remediation and restoration activities required for the restart of Production Blocks 2 and 3 and commenced initial ramp-up activities at the end of March 2026. During second-quarter 2026, PTFI made steady progress on its phased ramp-up and achieved its planned operating rates for the period. Planned upgrades to the material handling system at the Grasberg Block Cave haulage level are advancing on schedule.
PTFI continues to advance activities for a planned future restart of Production Block 1S and risk mitigation strategies associated with drainage and cave management technologies.
PTFI’s overall production rates are expected to approximate 65% in the second half of 2026, 80% by mid-2027 and approach full capacity by the end of 2027.
Downstream Processing Facilities. PTFI’s smelter and PT Smelting, PTFI’s 66%-owned smelter and refinery in Gresik, Indonesia, smelt and refine copper concentrate from PTFI, and the Precious Metals Refinery (PMR) processes anode slimes from PTFI’s smelter and PT Smelting.
During the phased ramp-up period of the Grasberg Block Cave underground mine, smelting operations in Indonesia at both PTFI’s smelter and PT Smelting were adjusted as a result of limited copper concentrate availability. By the end of second-quarter 2026, PT Smelting was operating at capacity and shipments to PTFI’s

7

smelter are expected to recommence in the second half of 2026 at a reduced rate dependent on available copper concentrate from PTFI’s mining operations.
The PMR continues to operate on a limited basis following the September 2025 external mud rush incident, primarily processing anode slimes from PT Smelting.
FCX expects higher variability between PTFI’s production and sales until its downstream processing facilities achieve normalized operating rates.
Operating Data. Following is summary consolidated operating data for Indonesia operations:

	Three Months Ended June 30,			Six Months Ended June 30,
	2026		2025	2026		2025
Copper (millions of recoverable pounds)
Production	205		359	300		655
Sales	153		443	235		733
Average realized price per pound	$6.12		$4.40	$6.04		$4.35

Gold (thousands of recoverable ounces)
Production	184		311	276		595
Sales	118		518	234		643
Average realized price per ounce	$4,529		$3,290	$4,709		$3,260

Unit net cash credits per pound of copper[a]
Site production and delivery, excluding adjustments	$2.30	[b]	$2.17	$2.52	[b]	$1.90
By-product credits	(3.96)		(3.98)	(5.26)		(2.98)
Treatment charges	0.47	[b,c]	0.19	0.52	[b,c]	0.19
Export duties	—		0.33	—		0.28
Royalty on metals	0.38		0.30	0.46		0.27
Unit net cash credits	$(0.81)		$(0.99)	$(1.76)		$(0.34)
a.For a reconciliation of unit net cash credits per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
b.Excludes idle facility and restoration costs associated with the September 2025 external mud rush incident. Refer below and to “Adjusted Net Income,” on page VII for a summary of these charges.
c.Reflects downstream tolling fees and operating costs and does not represent market treatment and refining rates. Favorable offsets associated with incremental metals and sulfuric acid produced by PT Smelting and PTFI’s downstream processing facilities are included in revenues and by-product credits.
PTFI’s consolidated sales volumes of 153 million pounds of copper and 118 thousand ounces of gold in second-quarter 2026 were lower than second-quarter 2025 sales volumes of 443 million pounds of copper and 518 thousand ounces of gold, reflecting lower operating rates at PTFI during the phased ramp-up of the Grasberg Block Cave underground mine.
PTFI’s unit net cash credits (including by-product credits) of $0.81 per pound of copper in second-quarter 2026 were lower than second-quarter 2025 unit net cash credits of $0.99 per pound of copper, primarily reflecting lower copper volumes.
During the phased ramp-up period of the Grasberg Block Cave underground mine and until PTFI’s operations return to normal capacity, a portion of PTFI’s production and delivery costs will be recognized as idle facility costs, which are non-inventoriable. Idle facility and restoration costs totaled $284 million ($1.86 per pound of copper) in second-quarter 2026 and $690 million ($2.93 per pound of copper) for the first six months of 2026, which were excluded from PTFI's unit net cash credits.
Consolidated sales volumes from PTFI are expected to approximate 0.7 billion pounds of copper and 650 thousand ounces of gold for the year 2026. Copper and gold production volumes for the year 2026 are expected to

8

exceed sales volumes, reflecting deferrals of approximately 100 million pounds of copper and 50 thousand ounces of gold associated with inventory held at PTFI’s smelting operations.
Based on achievement of current sales volume and cost estimates and assuming an average price of $4,000 per ounce of gold for the second half of 2026, average unit net cash credits (including by-product credits and excluding idle facility and restoration costs) for PTFI are expected to approximate $1.22 per pound of copper for the year 2026. PTFI’s average unit net cash credits for the year 2026 would change by approximately $0.06 per pound of copper for each $100 per ounce change in the average price of gold for the second half of 2026.
Molybdenum Mines. FCX operates two wholly owned primary molybdenum operations in Colorado – the Climax open-pit mine and the Henderson underground mine. The Climax and Henderson mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of the molybdenum concentrate produced at the Climax and Henderson mines and at FCX’s U.S. copper mines and Cerro Verde mine is processed at FCX’s conversion facilities.
Operating and Development Activities. Production from the Molybdenum mines totaled 8 million pounds of molybdenum in second-quarter 2026 and 9 million pounds in second-quarter 2025. FCX’s consolidated molybdenum sales and average realized prices include sales of molybdenum produced at the primary molybdenum operations and at FCX’s U.S. copper mines and Cerro Verde mine, which are presented on page 3.
Average unit net cash costs for the Molybdenum mines of $19.20 per pound of molybdenum in second-quarter 2026 were higher than average unit net cash costs of $14.20 per pound in second-quarter 2025, primarily reflecting lower volumes and higher costs for supplies, energy and labor. Average unit net cash costs for the Molybdenum mines are expected to approximate $17.91 per pound of molybdenum for the year 2026, based on achievement of current sales volume and cost estimates.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.

LIQUIDITY, CASH FLOWS, CASH AND DEBT
Liquidity. At June 30, 2026, FCX had $4.1 billion in consolidated cash and cash equivalents. FCX also had $3.0 billion of availability under its revolving credit facility, and PTFI and Cerro Verde had $1.5 billion and $350 million, respectively, of availability under their revolving credit facilities.
Operating Cash Flows. In second-quarter 2026, FCX generated operating cash flows of $2.0 billion, net of $0.6 billion of working capital and other uses, including tax payments, and included $0.7 billion in pre-tax proceeds collected by PTFI for an insurance settlement associated with the September 2025 external mud rush incident under its property and business interruption policies.
FCX’s consolidated operating cash flows are expected to approximate $8.3 billion for the year 2026, net of $0.3 billion of working capital and other uses, based on current sales volume and cost estimates, and assuming prices of $6.00 per pound of copper, $4,000 per ounce of gold and $30.00 per pound of molybdenum for the second half of 2026. The impact of price changes for the second half of 2026 on operating cash flows would approximate $150 million for each $0.10 per pound change in the average price of copper, $40 million for each $100 per ounce change in the average price of gold and $45 million for each $2 per pound change in the average price of molybdenum.
Capital Expenditures. Capital expenditures totaled $1.1 billion in second-quarter 2026, including $0.7 billion for major mining projects, and $2.1 billion for the first six months of 2026, including $1.3 billion for major mining projects.
Capital expenditures are expected to approximate $4.3 billion for the year 2026, including $3.0 billion for major mining projects. Projected capital expenditures for major mining projects include $1.4 billion for planned projects, primarily associated with underground mine development and supporting mill and power capital costs in the Grasberg minerals district and a leaching project at El Abra, and $1.6 billion for discretionary growth projects.

9

Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, net of noncontrolling interests’ share and withholding taxes, at June 30, 2026 (in billions):

Cash at domestic companies	$2.0
Cash at international operations	2.1
Total consolidated cash and cash equivalents	4.1
Noncontrolling interests’ share	(0.9)
Cash, net of noncontrolling interests’ share	3.2
Withholding taxes	(0.1)
Net cash available	$3.1
Debt. Following is a summary of consolidated debt and the weighted-average interest rates at June 30, 2026 (in billions, except percentages):

			Weighted- Average Interest Rate
Senior notes:
Issued by FCX	$5.3		5.0%
Issued by PTFI	3.0		5.4%
Issued by Freeport Minerals Corporation	0.4		7.5%
PTFI revolving credit facility	0.3		5.3%
Atlantic Copper lines of credit and other	0.5		4.0%
Total consolidated debt	$9.4	[a]	5.2%
a.Does not foot because of rounding.
In May 2026, FCX entered into a new $3.0 billion, five-year senior unsecured revolving credit facility that matures in May 2031, which replaced its prior revolving credit facility, and Cerro Verde entered into a new $350 million, five-year, senior unsecured revolving credit facility that matures in May 2031, which replaced its prior revolving credit facility. The terms of the new facilities are substantially similar to FCX's and Cerro Verde's respective prior facilities.
At June 30, 2026, there were (i) no borrowings and $5 million in letters of credit issued under FCX’s $3.0 billion revolving credit facility, (ii) $250 million in borrowings outstanding under PTFI’s $1.75 billion revolving credit facility, and (iii) no borrowings outstanding under Cerro Verde’s $350 million revolving credit facility.
FCX’s consolidated debt has an average remaining duration of approximately eight years. PTFI has $0.7 billion in scheduled senior note maturities in April 2027, and FCX has $0.6 billion in scheduled senior note maturities in the second half of 2027.
FINANCIAL POLICY
FCX’s financial policy is aligned with its strategic objectives of maintaining a solid balance sheet, providing cash returns to common stockholders and advancing opportunities for future growth. The policy includes a base dividend and a performance-based payout framework, whereby up to 50% of available cash flows generated after planned capital spending and distributions to noncontrolling interests would be allocated to common stockholder returns and the balance to debt reduction and investments in value enhancing growth projects, subject to FCX maintaining its net debt at a level not to exceed the net debt target of $3.0 billion to $4.0 billion (excluding project debt for PTFI’s downstream processing facilities). FCX’s Board of Directors (Board) reviews the structure of the performance-based payout framework at least annually.
Net Debt. At June 30, 2026, FCX’s net debt totaled $2.1 billion, which excludes $3.2 billion of debt for PTFI’s downstream processing facilities. Refer to the supplemental schedule, “Net Debt,” on page IX.
Common Stock Dividends. On June 24, 2026, FCX’s Board declared cash dividends totaling $0.15 per share on its common stock (including a $0.075 per share quarterly base cash dividend and a $0.075 per share quarterly variable, performance-based cash dividend), which will be paid on August 3, 2026, to common stockholders of record as of July 15, 2026. The declaration and payment of dividends (base or variable) are at the

10

discretion of the Board and will depend on FCX’s financial results, cash requirements, global economic conditions and other factors deemed relevant by the Board.
Share Repurchase Program. During second-quarter 2026, FCX purchased 1.7 million shares of its common stock for a total cost of $110 million ($64.34 average cost per share) bringing total purchases during the first six months of 2026 to 3.4 million shares for a total cost of $203 million ($59.30 average cost per share).
As of July 22, 2026, FCX has 1.4 billion shares of common stock outstanding and has purchased 55.4 million shares for a total cost of $2.2 billion ($39.80 average cost per share) under its $5.0 billion share repurchase program. The timing and amount of share repurchases is at the discretion of management and will depend on a variety of factors. The share repurchase program may be modified, increased, suspended or terminated at any time at the Board’s discretion.

CONFERENCE CALL
A conference call with securities analysts to discuss FCX’s second-quarter 2026 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing fcx.com. A replay of the webcast will be available through Friday, August 21, 2026.
-----------------------------------------------------------------------------------------------------------
FREEPORT: Foremost in Copper
FCX is a leading international metals company with the objective of being foremost in copper. Headquartered in Phoenix, Arizona, FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant operations in the U.S. and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.
By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX’s website at fcx.com.

Cautionary Statement: This press release contains forward-looking statements in which FCX discusses its potential future performance, operations and projects. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections or expectations relating to business outlook, strategy, goals or targets; restoration and remediation efforts, and phased restart and ramp-up of production and downstream processing following the September 2025 external mud rush incident at PTFI’s Grasberg Block Cave underground mine and the anticipated impact on FCX’s business, production, sales, results of operations and operating plans; global market conditions, including trade policies; ore grades and milling rates; production and sales volumes; higher variability between PTFI production and sales; unit net cash costs (credits) and operating costs; capital expenditures; operating plans, including mine sequencing; cash flows; liquidity; the life of resource extension of operating rights in the Grasberg minerals district, including the extension of PTFI’s IUPK beyond 2041; timing of shipments of inventoried production; FCX’s sustainability-related commitments, aspirations and targets; FCX’s overarching commitment to deliver responsibly produced copper and molybdenum, including plans to implement, validate and maintain validation of its operating sites under specific frameworks; achievement of FCX’s 2030 climate targets and its 2050 net zero aspiration; improvements in operating procedures and technology innovations and applications; exploration efforts and results; development and production activities, rates and costs; future organic growth opportunities and investment decisions; tax rates; the impact of copper, gold and molybdenum price changes; the impact of deferred intercompany profits on earnings; mineral reserve and mineral resource estimates; final resolution of settlements associated with ongoing legal and environmental proceedings; debt repurchases; and the ongoing implementation of FCX’s financial policy and future returns to common stockholders, including dividend payments (base or variable) and share repurchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “could,” “to be,” “potential,” “assumptions,” “guidance,” “aspirations,” “future,” “commitments,” “pursues,” “initiatives,” “objectives,” “opportunities,” “strategy” and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration and payment of dividends (base or variable), and timing and amount of any share repurchases are at the discretion of the Board and management, respectively, and are subject to a number of factors, including not exceeding FCX’s net debt target, capital availability, FCX’s financial results, cash requirements, global economic conditions, changes in laws, contractual restrictions and other factors deemed relevant by the Board or management, as applicable. The share repurchase program may be modified, increased, suspended or terminated at any time at the Board’s discretion.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, supply of and demand for, and prices of the commodities FCX produces, primarily copper and gold; changes in export duties and tariff rates; production rates; timing of shipments and sales; reduced customer demand or capacity; changes in the terms of arrangements or contracts; PTFI’s ability to repair mud rush incident-related damage, implement enhanced operating procedures, safely restart with a phased ramp-up and achieve full operating rates of production and downstream processing on the expected timeline and optimize production plans; resolve force majeure declarations and maintain relationships with commercial counterparties; price and availability of consumables and components FCX purchases as well as constraints on supply and logistics, and transportation services; changes in cash requirements, financial position, financing or investment plans; changes in general market, economic, geopolitical, regulatory or industry conditions, including market volatility regarding trade policies and tariff

11

uncertainty; reductions in liquidity and access to capital; changes in tax laws and regulations; political and social risks, including the potential effects of violence in Indonesia, civil unrest in Peru, and relations with local communities and Indigenous Peoples; operational risks inherent in mining, with higher inherent risks in underground mining; mine sequencing; changes in mine plans or operational modifications, delays, deferrals or cancellations, including the ability to smelt and refine or inventory; results of technical, economic or feasibility studies; potential inventory adjustments; potential impairment of long-lived mining assets; satisfaction of requirements in accordance with PTFI’s IUPK to extend mining rights from 2031 through 2041; delays in Indonesia government approvals or failure to obtain Indonesia government approval, including on the agreed upon terms of the MOU and relating to the amendment to the IUPK to extend PTFI’s operating rights beyond 2041; delays in consummating the terms of the MOU, including entering into any definitive agreements; cybersecurity risks; any major public health crisis; labor relations, including labor-related work stoppages and increased costs; compliance with applicable environmental, health and safety laws and regulations; weather- and climate-related risks; environmental risks, including availability of secure water supplies; impacts, expenses or results from litigation or investigations; tailings management; FCX’s ability to comply with its responsible production commitments under specific frameworks and any changes to such frameworks and other factors described in more detail under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission.
Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs or technological solutions and innovations, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX undertakes no obligation to update any forward-looking statements, which are as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.
This press release also contains measures such as net debt, adjusted net income and unit net cash costs (credits) per pound of copper and molybdenum, which are not recognized under U.S. generally accepted accounting principles (GAAP). Reconciliations of these non-GAAP measures to amounts reported in FCX’s consolidated financial statements are in the supplemental schedules of this press release. For forward-looking unit net cash costs (credits) per pound of copper and molybdenum measures, FCX is unable to provide a reconciliation to the most comparable GAAP measure without unreasonable effort because estimating such GAAP measures and providing a meaningful reconciliation is extremely difficult and requires a level of precision that is unavailable for these future periods, and the information needed to reconcile these measures is dependent upon future events, many of which are outside of FCX’s control as described above. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

12

FREEPORT
SELECTED OPERATING DATA

	Three Months Ended June 30,
	2026	2025	2026		2025
	Production		Sales
COPPER (millions of recoverable pounds)
(FCX’s net interest in %)
United States (U.S.)
Morenci (72%)[a]	117	130	113		118
Safford (100%)	82	73	74		66
Sierrita (100%)	46	44	43		42
Chino (100%)	42	36	40		34
Bagdad (100%)	35	44	33		39
Tyrone (100%)	7	8	6		8
Miami (100%)	2	2	2		2
Other (100%)	1	(1)	1		(1)
Total U.S.	332	336	312		308

South America
Cerro Verde (55.66%)[b]	202	215	193		212
El Abra (51%)	47	53	52		53
Total South America	249	268	245		265

Indonesia
Grasberg minerals district (48.76%)	205	359	153		443
Consolidated	786	963	710	[c]	1,016	[c]
Less noncontrolling interests	218	307	190		348
Net	568	656	520		668

Average realized price per pound			$6.17		$4.54

GOLD (thousands of recoverable ounces)
(FCX’s net interest in %)
U.S. (100%)	8	6	5		4
Indonesia (48.76%)	184	311	118		518
Consolidated	192	317	123		522
Less noncontrolling interests	95	159	61		266
Net	97	158	62		256

Average realized price per ounce			$4,520		$3,291

MOLYBDENUM (millions of recoverable pounds)
(FCX’s net interest in %)
Climax (100%)	5	6	N/A		N/A
Henderson (100%)	3	3	N/A		N/A
U.S. copper mines (100%)[a]	10	9	N/A		N/A
Cerro Verde (55.66%)[b]	5	4	N/A		N/A
Consolidated	23	22	25		22
Less noncontrolling interests	2	2	2		3
Net	21	20	23		19

Average realized price per pound			$28.75		$21.10

a. Amounts are net of Morenci’s joint venture partners’ undivided interests.

b. FCX’s interest in Cerro Verde is 55.66%, and prior to May 2026 it was 55.08%.

c. Consolidated sales volumes exclude purchased copper of 37 million pounds in second-quarter 2026 and 35 million pounds in second-quarter 2025.

I

FREEPORT
SELECTED OPERATING DATA (continued)

	Six Months Ended June 30,
	2026	2025	2026		2025
	Production		Sales
COPPER (millions of recoverable pounds)
(FCX’s net interest in %)
U.S
Morenci (72%)[a]	232	242	236		235
Safford (100%)	150	135	147		130
Sierrita (100%)	89	89	88		87
Chino (100%)	84	71	83		68
Bagdad (100%)	68	80	67		75
Tyrone (100%)	14	17	14		17
Miami (100%)	4	4	4		4
Other (100%)	—	(1)	—		(1)
Total U.S	641	637	639		615

South America
Cerro Verde (55.66%)[b]	412	426	398		422
El Abra (51%)	95	113	95		118
Total South America	507	539	493		540

Indonesia
Grasberg minerals district (48.76%)	300	655	235		733
Consolidated	1,448	1,831	1,367	[c]	1,888	[c]
Less noncontrolling interests	385	583	345		623
Net	1,063	1,248	1,022		1,265

Average realized price per pound			$6.04		$4.48

GOLD (thousands of recoverable ounces)
(FCX’s net interest in %)
U.S. (100%)	13	9	10		7
Indonesia (48.76%)	276	595	234		643
Consolidated	289	604	244		650
Less noncontrolling interests	142	305	120		330
Net	147	299	124		320

Average realized price per ounce			$4,704		$3,260

MOLYBDENUM (millions of recoverable pounds)
(FCX’s net interest in %)
Climax (100%)	11	12	N/A		N/A
Henderson (100%)	6	6	N/A		N/A
U.S. copper mines (100%)[a]	17	17	N/A		N/A
Cerro Verde (55.66%)[b]	11	10	N/A		N/A
Consolidated	45	45	49		42
Less noncontrolling interests	5	5	5		5
Net	40	40	44		37

Average realized price per pound			$27.03		$21.37

a. Amounts are net of Morenci’s joint venture partners’ undivided interests.

b. FCX’s interest in Cerro Verde is 55.66%, and prior to May 2026 it was 55.08%.

c. Consolidated sales volumes exclude purchased copper of 47 million pounds for the first six months of 2026 and 101 million pounds for the first six months of 2025.
II

FREEPORT
SELECTED OPERATING DATA (continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
U.S.[a]
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	885,400	621,200	790,900	602,600
Average copper ore grade (%)	0.19	0.21	0.20	0.21
Copper production (millions of recoverable pounds)	219	203	419	394

Mill Operations
Ore milled (metric tons per day)	336,700	335,500	337,300	328,700
Average ore grades (%):
Copper	0.29	0.32	0.29	0.31
Molybdenum	0.02	0.02	0.02	0.02
Copper recovery rate (%)	82.6	85.4	82.2	84.8
Production (millions of recoverable pounds):
Copper	158	183	312	337
Molybdenum	10	9	18	17

South America
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	147,200	182,800	130,300	175,600
Average copper ore grade (%)	0.38	0.35	0.40	0.37
Copper production (millions of recoverable pounds)	58	69	120	146

Mill Operations
Ore milled (metric tons per day)	416,400	404,800	418,400	408,100
Average ore grades (%):
Copper	0.29	0.31	0.29	0.30
Molybdenum	0.01	0.01	0.01	0.01
Copper recovery rate (%)	83.2	83.9	83.4	83.8
Production (millions of recoverable pounds):
Copper	191	199	387	393
Molybdenum	5	4	11	10

Indonesia
Ore extracted and milled (metric tons per day):
Deep Mill Level Zone underground mine	69,900	61,400	68,400	60,900
Grasberg Block Cave underground mine	53,000	114,500	28,800	104,100
Big Gossan underground mine	6,700	7,300	7,000	6,900
Other adjustments	1,500	(700)	3,500	200
Total	131,100	182,500	107,700	172,100
Average ore grades:
Copper (%)	0.91	1.15	0.81	1.14
Gold (grams per metric ton)	0.62	0.77	0.56	0.80
Recovery rates (%):
Copper	89.8	88.1	90.0	88.0
Gold	80.0	74.8	79.9	75.5
Production (recoverable):
Copper (millions of pounds)	205	359	300	655
Gold (thousands of ounces)	184	311	276	595

Molybdenum[b]
Ore milled (metric tons per day)	28,500	32,500	30,600	32,500
Average molybdenum ore grade (%)	0.16	0.16	0.16	0.17
Molybdenum production (millions of recoverable pounds)	8	9	17	18

a.Amounts represent 100% operating data, including Morenci’s joint venture partners’ share.

b. Represents FCX’s primary molybdenum operations in Colorado.
III

FREEPORT
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(In Millions, Except Per Share Amounts)
Revenues[a]	$7,029	$7,582	$13,263	$13,310
Cost of sales:
Production and delivery[b]	4,320	4,282	8,385	8,038
Depreciation, depletion and amortization (DD&A)	523	668	1,037	1,134
Total cost of sales	4,843	4,950	9,422	9,172
Selling, general and administrative expenses	135	127	297	281
Exploration and research expenses	53	46	91	85
Environmental obligations and shutdown costs	13	27	30	37
Gain on PT Freeport Indonesia (PTFI) mud rush incident insurance settlement	—	—	(699)	—
Gain on sale of assets	(18)	—	(18)	—
Total costs and expenses	5,026	5,150	9,123	9,575
Operating income	2,003	2,432	4,140	3,735
Interest expense, net[c]	(95)	(82)	(209)	(152)
Other income, net	22	41	33	99
Income before income taxes and equity in affiliated companies’ net earnings	1,930	2,391	3,964	3,682
Provision for income taxes[d]	(544)	(850)	(1,197)	(1,350)
Equity in affiliated companies’ net earnings	5	6	11	8
Net income	1,391	1,547	2,778	2,340
Net income attributable to noncontrolling interests[e]	(407)	(775)	(913)	(1,216)
Net income attributable to common stockholders[f,g]	$984	$772	$1,865	$1,124

Diluted net income per share attributable to common stock	$0.68	$0.53	$1.29	$0.77

Diluted weighted-average common shares outstanding	1,443	1,443	1,444	1,444

Dividends declared per share of common stock	$0.15	$0.15	$0.30	$0.30

a.Includes adjustments to provisionally priced concentrate and cathode sales. For a summary of adjustments to provisionally priced copper sales, refer to “Derivative Instruments,” beginning on page IX.
b.Includes charges totaling (i) $33 million in second-quarter 2026, $52 million in second-quarter 2025, $64 million for the first six months of 2026 and $88 million for the first six months of 2025 for feasibility and optimization studies primarily associated with potential future expansion projects at FCX’s mining operations, and (ii) $58 million in second-quarter 2025 and $102 million for the first six months of 2025 for operational readiness and start-up costs associated with PTFI’s downstream processing facilities.
c.Consolidated interest costs (before capitalization) totaled $240 million in second-quarter 2026, $181 million in second-quarter 2025, $414 million for the first six months of 2026 and $355 million for the first six months of 2025. Higher consolidated interest costs (before capitalization) in the 2026 periods primarily reflect charges for historical costs associated with withholding taxes on PTFI’s senior notes.
d.For a summary of FCX’s income taxes, refer to “Income Taxes,” on page VIII.
e.Net income attributable to noncontrolling interests is associated with PTFI, Cerro Verde and El Abra. For further discussion, refer to “Noncontrolling Interests,” on page X.
f.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to “Deferred Profits,” on page X.
g.Refer to “Adjusted Net Income,” on page VII, for a summary of net charges impacting FCX’s consolidated statements of income.
IV

FREEPORT
CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30,	December 31,
	2026	2025
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$4,080	$3,824
Restricted cash and cash equivalents	278	230
Trade accounts receivable	716	977
Value added and other tax receivables	654	686
Inventories:
Product	3,363	3,332
Materials and supplies, net	2,924	2,738
Mill and leach stockpiles	1,577	1,423
Other current assets	573	580
Total current assets	14,165	13,790
Property, plant, equipment and mine development costs, net	41,705	40,736
Long-term mill and leach stockpiles	1,074	1,173
Long-term tax receivables	1,066	810
Other assets	1,717	1,658
Total assets	$59,727	$58,167

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,582	$4,565
Current portion of debt	1,220	466
Accrued income taxes	509	456
Current portion of environmental and asset retirement obligations (AROs)	327	313
Dividends payable - common stock	218	219
Total current liabilities	6,856	6,019
Long-term debt, less current portion	8,166	8,913
Environmental and AROs, less current portion	5,616	5,541
Deferred income taxes	4,658	4,622
Long-term leases, less current portion	973	1,010
Other liabilities	1,236	1,296
Total liabilities	27,505	27,401

Equity:
Stockholders’ equity:
Common stock	163	163
Capital in excess of par value	23,659	23,680
Retained earnings	2,817	1,385
Accumulated other comprehensive loss	(303)	(305)
Common stock held in treasury	(6,227)	(6,024)
Total stockholders’ equity	20,109	18,899
Noncontrolling interests	12,113	11,867
Total equity	32,222	30,766
Total liabilities and equity	$59,727	$58,167

V

FREEPORT
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended
	June 30,
	2026	2025
	(In Millions)
Cash flow from operating activities:
Net income	$2,778	$2,340
Adjustments to reconcile net income to net cash provided by operating activities:
DD&A	1,037	1,134
Gain on PTFI mud rush incident insurance settlement	(699)	—
Proceeds from PTFI mud rush incident insurance settlement	699	—
Gain on sale of assets	(18)	—
Net charges for environmental and AROs, including accretion	147	116
Payments for environmental and AROs	(96)	(113)
Stock-based compensation	103	74
Net charges for defined pension and postretirement plans	24	29
Pension plan contributions	(40)	(9)
Deferred income taxes	35	34
Charges for PTFI social investment programs	26	50
Payments for PTFI social investment programs	(24)	(41)
Other, net	28	(19)
Changes in working capital and other:
Accounts receivable	268	(320)
Inventories	(171)	(62)
Other current assets	(48)	16
Accounts payable and accrued liabilities	(362)	428
Accrued income taxes and timing of other tax payments	(144)	(404)
Net cash provided by operating activities	3,543	3,253

Cash flow from investing activities:
Capital expenditures:
U.S. copper mines	(496)	(528)
South America operations	(285)	(177)
Indonesia operations	(972)	(1,444)
Molybdenum mines	(49)	(46)
Other	(275)	(238)
Acquisition of additional ownership interest in Cerro Verde	(107)	—
Other, net	7	1
Net cash used in investing activities	(2,177)	(2,432)

Cash flow from financing activities:
Proceeds from debt	2,077	1,630
Repayments of debt	(2,072)	(1,338)
Finance lease payments	(24)	(15)
Cash dividends and distributions paid:
Common stock	(434)	(433)
Noncontrolling interests	(359)	(625)
Treasury stock purchases	(203)	(107)
Proceeds from exercised stock options	22	2
Payments for withholding of employee taxes related to stock-based awards	(44)	(22)
Debt issuance costs	(11)	—
Net cash used in financing activities	(1,048)	(908)

Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	318	(87)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of year	4,173	4,911
Cash and cash equivalents and restricted cash and cash equivalents at end of period[a]	$4,491	$4,824

a.Includes current and long-term restricted cash and cash equivalents of $0.4 billion at June 30, 2026, and $0.3 billion at June 30, 2025.
VI

FREEPORT
ADJUSTED NET INCOME
Management uses adjusted net income to evaluate FCX’s operating performance and believes that investors’ understanding of FCX’s performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. This information differs from net income attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX’s adjusted net income, which may not be comparable to similarly titled measures reported by other companies, follows (in millions, except per share amounts).

	Three Months Ended June 30,
	2026			2025
	Pre-tax	After-tax[a]	Per Share	Pre-tax	After-tax[a]	Per Share
Net income attributable to common stock	N/A	$984	$0.68	N/A	$772	$0.53

PTFI mud rush incident - idle facility and restoration costs:
Production and delivery costs	(284)	(84)	(0.06)	—	—	—
DD&A	(79)	(23)	(0.02)	—	—	—
PTFI smelter fire repair costs, net of insurance	—	—	—	(7)	(2)	—
Net adjustments to environmental obligations and litigation reserves	(5)	(3)	—	(10)	(10)	(0.01)
Gain on sale of assets	18	16	0.01	—	—	—
PTFI historical tax matters[b]	12	20	0.01	5	6	—
Other net charges[c]	(40)	(21)	(0.01)	(18)	(12)	(0.01)
Total net charges[e]	$(377)	$(96)	$(0.06)	$(30)	$(18)	$(0.01)

Adjusted net income attributable to common stock	N/A	$1,080	$0.74	N/A	$790	$0.54

	Six Months Ended June 30,
	2026			2025
	Pre-tax	After-tax[a]	Per Share	Pre-tax	After-tax[a]	Per Share
Net income attributable to common stock	N/A	$1,865	$1.29	N/A	$1,124	$0.77

PTFI mud rush incident - idle facility and restoration costs:
Production and delivery costs	$(690)	$(204)	$(0.14)	$—	$—	$—
DD&A	(172)	(51)	(0.04)	—	—	—
PTFI smelter fire repair costs, net of insurance	—	—	—	(30)	(9)	(0.01)
Net adjustments to environmental obligations and litigation reserves	(10)	(8)	(0.01)	(3)	(3)	—
Gain on PTFI mud rush incident insurance settlement	699	207	0.14	—	—	—
Gain on sale of assets	18	16	0.01	—	—	—
PTFI historical tax matters[b]	12	20	0.01	5	6	—
Cerro Verde historical tax matters[d]	22	12	0.01	—	—	—
Other net charges[c]	(55)	(36)	(0.02)	(31)	(18)	(0.01)
Total net charges[e]	$(175)	$(45)	$(0.03)	$(58)	$(24)	$(0.02)

Adjusted net income attributable to common stock	N/A	$1,910	$1.32	N/A	$1,148	$0.79
a.Reflects impact to FCX’s net income attributable to common stock (i.e., net of any taxes and noncontrolling interests).
b.The second quarter and first six months of 2026 include net credits associated with PTFI’s 2022 corporate income tax audit. The second quarter and first six months of 2025 include net credits associated with PTFI’s 2020 corporate income tax audit. In accordance with PTFI’s shareholder agreement, settlements of historical tax matters that originated before December 31, 2022, are attributed based on the economics from the initial period (as defined in the agreement, i.e. approximately 81% to FCX and 19% to PT Mineral Industri Indonesia).
c.The second quarter and first six months of 2026 primarily include net charges (i) for inventory write-offs ($17 million to production and delivery costs), (ii) termination of a lease ($7 million to selling, general and administrative expenses), (iii) historical costs associated with withholding taxes on PTFI’s senior notes ($5 million to DD&A, $3 million to interest expense, net and $6 million to other income, net) and (iv) debt extinguishment costs associated with revolving credit facilities ($2 million to other income, net). The first six months of 2026 also includes charges associated with placing assets into service at our U.S. copper mines ($9 million to DD&A and $6 million to interest expense, net).
The second quarter and first six months of 2025 include charges to production and delivery costs for the impairment of oil and gas properties and other asset impairments. The first six months of 2025 also include charges to production and delivery costs for the reversal of previously capitalized land lease costs associated with PTFI’s downstream processing facilities, partly offset by an adjustment to PTFI’s ARO.
d.The first six months of 2026 includes credits recorded to other income, net, for interest collected by Cerro Verde associated with the closure of its 2020 income tax audit.
e.May not foot because of rounding.
VII

FREEPORT
INCOME TAXES
Following is a summary of the approximate amounts used in the calculation of FCX’s consolidated income tax provision (in millions, except percentages):

	Three Months Ended June 30,
	2026				2025
			Income Tax				Income Tax
	Income	Effective	(Provision)			Effective	(Provision)
	(Loss)[a]	Tax Rate	Benefit		Income[a]	Tax Rate	Benefit
U.S.[b]	$615	9%	$(53)	[c]	$73	—%	$—
South America	850	40%	(343)		395	38%	(151)
Indonesia	497	33%	(164)		1,877	36%	(677)
Eliminations and other	(32)	N/A	15		46	N/A	(30)
Rate adjustment[d]	—	N/A	1		—	N/A	8
Continuing operations	$1,930	28%	$(544)		$2,391	36%	$(850)

	Six Months Ended June 30,
	2026				2025
			Income Tax				Income Tax
		Effective	(Provision)		Income	Effective	(Provision)
	Income[a]	Tax Rate	Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.[b]	$1,049	6%	$(58)	[c]	$(2)	—%	$2
South America	1,571	40%	(624)		890	39%	(344)
Indonesia	1,335	35%	(466)		2,672	36%	(965)
Eliminations and other	9	N/A	3		122	N/A	(72)
Rate adjustment[d]	—	N/A	(52)		—	N/A	29
Continuing operations	$3,964	30%	$(1,197)		$3,682	37%	$(1,350)

a.Represents income (loss) before income taxes, equity in affiliated companies’ net earnings, and noncontrolling interests.
b.In addition to FCX’s U.S. copper and molybdenum mines, the U.S. jurisdiction reflects non-operating sites and corporate-level expenses, which include interest expense associated with FCX’s senior notes and general and administrative expenses. Refer to “Business Divisions and Segments,” beginning on page X for additional information.
c.The U.S. income tax provision for the second quarter and first six months of 2026 primarily relates to the U.S. Corporate Alternative Minimum Tax (CAMT) provisions, which do not benefit from U.S. net operating loss carryforwards.
d.In accordance with applicable accounting standards, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.

Assuming achievement of current sales volume and cost estimates and prices of $6.00 per pound for copper, $4,000 per ounce for gold and $30.00 per pound for molybdenum for the second half of 2026, FCX estimates its consolidated effective tax rate for the year 2026 would approximate 30%, including estimated effective rates of 40% for Peru, 36% for Indonesia and 7% for the U.S. (associated with CAMT provisions). Changes in projected sales volumes, commodity prices, and the relative proportion of jurisdictional income during the second half of 2026 could impact FCX’s consolidated effective tax rate for the year 2026.
VIII

FREEPORT
NET DEBT
FCX believes that net debt provides investors with information related to the performance-based payout framework in its financial policy, which requires FCX to maintain its net debt at a level not to exceed the net debt target of $3 billion to $4 billion (excluding project debt for PTFI’s downstream processing facilities). FCX defines net debt as consolidated debt less consolidated cash and cash equivalents. This information differs from consolidated debt determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for consolidated debt determined in accordance with U.S. GAAP. FCX’s net debt, which may not be comparable to similarly titled measures reported by other companies, follows (in millions):

	As of June 30, 2026
Current portion of debt	$1,220
Long-term debt, less current portion	8,166
Consolidated debt	9,386
Less: consolidated cash and cash equivalents	4,080
FCX net debt	5,306
Less: debt for PTFI’s downstream processing facilities	3,237	[a]
FCX net debt, excluding debt for PTFI’s downstream processing facilities	$2,069
a.Represents PTFI’s senior notes and $250 million of borrowings under PTFI’s revolving credit facility.

DERIVATIVE INSTRUMENTS
For the six months ended June 30, 2026, FCX’s mined copper was sold 38% as cathode, 35% as rod, and 27% in concentrate. All of FCX’s copper concentrate and some cathode sales contracts provide final copper pricing in a specified future month (generally one to four months from the shipment date) based primarily on quoted London Metal Exchange (LME) monthly average settlement copper prices. FCX records revenues and invoices customers at the time of shipment based on then-current LME prices, which results in an embedded derivative on provisionally priced concentrate and cathode sales that is adjusted to fair value through earnings each period, using the period-end forward prices, until final pricing on the date of settlement.
FCX’s average realized copper price was $6.17 per pound in second-quarter 2026, reflecting copper sales from South America and Indonesia operations that are generally based on quoted LME monthly average settlement copper prices, which averaged $6.05 per pound in second-quarter 2026, and copper sales from U.S. copper mines that are generally based on prevailing Commodity Exchange Inc. (COMEX) monthly average settlement copper prices, which averaged $6.16 per pound in second-quarter 2026.
Following is a summary of the adjustments to prior period and current period provisionally priced copper sales (in millions, except per share amounts):

	Three Months Ended June 30,
	2026			2025
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$98	$40	$138	$(35)	$69	$34
Net income attributable to common stock	$35	$15	$50	$(10)	$22	$12
Diluted net income per share of common stock	$0.02	$0.01	$0.03	$(0.01)	$0.02	$0.01
a.Reflects adjustments to provisionally priced copper sales at March 31, 2026 and 2025.
b.Reflects adjustments to provisionally priced copper sales during the second quarters of 2026 and 2025.

	Six Months Ended June 30,
	2026			2025
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$58	$59	$117	$63	$87	$150
Net income attributable to common stock	$24	$20	$44	$21	$31	$52
Diluted net income per share of common stock	$0.02	$0.01	$0.03	$0.01	$0.02	$0.04	[c]
a.Reflects adjustments to provisionally priced copper sales at December 31, 2025 and 2024.
b.Reflects adjustments to provisionally priced copper sales for the first six months of 2026 and 2025.
c.Does not foot because of rounding

IX

FREEPORT
DERIVATIVE INSTRUMENTS (continued)

At June 30, 2026, FCX had provisionally priced copper sales totaling 99 million pounds (net of intercompany sales and noncontrolling interests) recorded at an average price of $6.07 per pound, subject to final LME settlement prices over the next several months. FCX estimates that each $0.05 change in the price realized from the quarter-end provisional price would have an approximate $9 million effect on 2026 revenues ($3 million to net income attributable to common stock). The LME copper settlement price was $6.30 per pound on July 22, 2026.

DEFERRED PROFITS
FCX defers recognizing profits on intercompany sales from its mining operations to Atlantic Copper until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net (reductions) additions to operating income totaling $(18) million ($(6) million to net income attributable to common stock) in second-quarter 2026, $34 million ($9 million to net income attributable to common stock) in second-quarter 2025, $52 million ($17 million to net income attributable to common stock) for the first six months of 2026 and $148 million ($44 million to net income attributable to common stock) for the first six months of 2025. FCX’s net deferred profits on inventories at Atlantic Copper to be recognized in future periods’ operating income totaled $88 million ($29 million to net income attributable to common stock) at June 30, 2026. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX’s net deferred profits and quarterly earnings.

NONCONTROLLING INTERESTS
Net income attributable to noncontrolling interests, which is primarily associated with PTFI, Cerro Verde and El Abra, totaled $407 million in second-quarter 2026 (which represented 21% of FCX’s consolidated income before income taxes), $775 million in second-quarter 2025 (which represented 32% of FCX’s consolidated income before income taxes), $0.9 billion for the first six months of 2026 (which represented 23% of FCX’s consolidated income before income taxes) and $1.2 billion for the first six months of 2025 (which represented 33% of FCX’s consolidated income before income taxes). Refer to “Business Divisions and Segments” below for net income attributable to noncontrolling interests for each of FCX’s business segments.
In May 2026, FCX increased its ownership interest in Cerro Verde from 55.08% to 55.66%.
Based on achievement of current sales volume and cost estimates, and assuming prices of $6.00 per pound of copper, $4,000 per ounce of gold and $30.00 per pound of molybdenum for the second half of 2026, FCX estimates that net income attributable to noncontrolling interests will approximate $2.0 billion for the year 2026, which would represent approximately 24% of FCX’s consolidated income before income taxes. The actual amount will depend on many factors, including relative performance of each business segment, commodity prices, costs and other factors.

BUSINESS DIVISIONS AND SEGMENTS
FCX has organized its mining operations into four primary divisions – U.S. copper mines, South America operations, Indonesia operations and Molybdenum mines.
In the U.S., FCX operates seven copper operations – Morenci, Bagdad, Safford (including Lone Star), Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico, and two molybdenum mines – Henderson and Climax in Colorado. A majority of the copper produced at the U.S. copper mines is cast into copper rod by the U.S. Rod & Refining operations.
In South America, FCX operates two copper operations – Cerro Verde in Peru and El Abra in Chile.
In Indonesia, PTFI operates the Grasberg minerals district. With the completion of its downstream processing facilities, PTFI is a fully integrated producer of refined copper, gold and silver.
U.S. Rod & Refining consists of copper conversion facilities, including a refinery and two rod mills. These operations process copper produced at FCX’s U.S. copper mines and purchased copper into copper cathode and rod. At times, these operations refine copper and produce copper rod for customers on a toll basis.
Atlantic Copper in Spain smelts and refines copper concentrate and markets refined copper and precious metals in slimes.
Intersegment sales are based on terms similar to arm’s-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, the timing of sales to unaffiliated customers and transportation premiums.

X

FREEPORT
BUSINESS DIVISIONS AND SEGMENTS (continued)

FCX allocates certain operating costs, expenses and capital expenditures to its business divisions and segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations in the below tables), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, some selling, general and administrative costs are not allocated to the business divisions and segments. Accordingly, the following information reflects management determinations that may not be indicative of what the actual financial performance of each business division and segment would be if it was an independent entity.
XI

FREEPORT
BUSINESS DIVISIONS AND SEGMENTS (continued)

(in millions)											Atlantic	Corporate,
	U.S. Copper Mines			South America Operations						U.S.	Copper	Other
				Cerro			Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Other	Total	Verde	Other	Total	Operations		Mines	Refining	& Refining	nations		Total
Three Months Ended June 30, 2026
Revenues:
Unaffiliated customers	$17	$11	$28	$1,159	$323	$1,482	$1,482		$—	$2,228	$1,024	$785	[a]	$7,029
Intersegment	739	1,514	2,253	328	—	328	1		204	11	6	(2,803)		—
Production and delivery	425	867	1,292	664	192	856	724	[b]	151	2,215	1,007	(1,925)		4,320
DD&A	55	80	135	82	25	107	228	[b]	22	2	7	22		523
Selling, general and administrative expenses	1	—	1	1	—	1	32		—	—	8	93		135
Exploration and research expenses	10	9	19	4	2	6	—		—	—	—	28		53
Environmental obligations and shutdown costs	—	—	—	—	—	—	—		—	—	—	13		13
Gain on sale of assets	—	—	—	—	—	—	—		—	—	(18)	—		(18)
Operating income (loss)	265	569	834	736	104	840	499		31	22	26	(249)		2,003
Interest expense, net	(1)	—	(1)	(6)	—	(6)	(6)		—	—	(10)	(72)		(95)
Other income (expense), net	—	1	1	15	1	16	(10)		—	(1)	6	10		22
Provision for income taxes	—	—	—	(298)	(45)	(343)	(164)		—	—	(4)	(33)		(544)
Equity in affiliated companies’ net earnings	—	—	—	—	—	—	5		—	—	—	—		5
Net (income) loss attributable to noncontrolling interests	—	—	—	(214)	(29)	(243)	(175)		—	—	—	11		(407)
Net income attributable to common stockholders														984
Total assets at June 30, 2026	3,551	7,736	11,287	9,013	2,441	11,454	27,949		1,998	390	2,054	4,595		59,727
Capital expenditures	50	202	252	82	89	171	516		20	14	67	64		1,104

Three Months Ended June 30, 2025
Revenues:
Unaffiliated customers	$63	$64	$127	$836	$183	$1,019	$3,419		$—	$1,692	$815	$510	[a]	$7,582
Intersegment	559	1,028	1,587	193	49	242	(2)	[c]	180	9	3	(2,019)		—
Production and delivery	435	779	1,214	590	178	768	1,124		128	1,693	791	(1,436)		4,282
DD&A	46	72	118	94	19	113	389		26	1	7	14		668
Selling, general and administrative expenses	1	—	1	1	1	2	35		—	—	7	82		127
Exploration and research expenses	8	5	13	4	—	4	1		1	—	—	27		46
Environmental obligations and shutdown costs	—	—	—	—	—	—	—		—	—	—	27		27
Operating income (loss)	132	236	368	340	34	374	1,868		25	7	13	(223)		2,432
Interest expense, net	—	(1)	(1)	(4)	—	(4)	(16)		—	—	(7)	(54)		(82)
Other (expense) income, net	(1)	1	—	20	2	22	15		(1)	(1)	(14)	20		41
Provision for income taxes	—	—	—	(139)	(12)	(151)	(677)		—	—	(2)	(20)		(850)
Equity in affiliated companies’ net earnings	—	—	—	—	—	—	6		—	—	—	—		6
Net income attributable to noncontrolling interests	—	—	—	(105)	(4)	(109)	(648)		—	—	—	(18)		(775)
Net income attributable to common stockholders														772
Total assets at June 30, 2025	3,337	7,253	10,590	8,385	2,091	10,476	27,781		2,027	432	1,508	3,678		56,492
Capital expenditures	70	203	273	78	14	92	740		27	26	45	58		1,261
XII

FREEPORT
BUSINESS DIVISIONS AND SEGMENTS (continued)

(in millions)											Atlantic	Corporate,
	U.S. Copper Mines			South America Operations						U.S.	Copper	Other
				Cerro			Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Other	Total	Verde	Other	Total	Operations		Mines	Refining	& Refining	nations		Total
Six Months Ended June 30, 2026
Revenues:
Unaffiliated customers	$29	$19	$48	$2,377	$576	$2,953	$2,554		$—	$4,280	$1,990	$1,438	[a]	$13,263
Intersegment	1,503	2,929	4,432	491	—	491	1		416	21	9	(5,370)		—
Production and delivery	862	1,721	2,583	1,315	350	1,665	1,434	[b]	287	4,261	1,936	(3,781)		8,385
DD&A	124	176	300	168	42	210	422	[b]	46	3	14	42		1,037
Selling, general and administrative expenses	1	1	2	3	—	3	57		—	—	19	216		297
Exploration and research expenses	18	17	35	8	3	11	—		—	—	—	45		91
Environmental obligations and shutdown costs	—	—	—	—	—	—	—		—	—	—	30		30
Gain on PTFI mud rush incident insurance settlement	—	—	—	—	—	—	(699)		—	—	—	—		(699)
Gain on sale of assets	—	—	—	—	—	—	—		—	—	(18)	—		(18)
Operating income (loss)	527	1,033	1,560	1,374	181	1,555	1,341		83	37	48	(484)		4,140
Interest expense, net	(2)	—	(2)	(10)	—	(10)	(21)		—	—	(19)	(157)		(209)
Other (expense) income, net	(1)	—	(1)	11	5	16	(12)		—	(1)	7	24		33
Provision for income taxes	—	—	—	(544)	(80)	(624)	(466)		—	—	(7)	(100)		(1,197)
Equity in affiliated companies’ net earnings	—	—	—	—	—	—	10		—	—	—	1		11
Net income attributable to noncontrolling interests	—	—	—	(396)	(48)	(444)	(467)		—	—	—	(2)		(913)
Net income attributable to common stockholders														1,865

Capital expenditures	94	402	496	156	129	285	972		49	28	123	124		2,077

Six Months Ended June 30, 2025
Revenues:
Unaffiliated customers	$146	$172	$318	$1,753	$395	$2,148	$4,983		$—	$3,316	$1,567	$978	[a]	$13,310
Intersegment	1,053	1,973	3,026	367	122	489	4		357	17	6	(3,899)		—
Production and delivery	854	1,572	2,426	1,177	379	1,556	1,702		250	3,315	1,525	(2,736)	[d]	8,038
DD&A	96	146	242	185	39	224	575		52	2	14	25		1,134
Selling, general and administrative expenses	1	1	2	3	1	4	62		—	—	16	197		281
Exploration and research expenses	14	11	25	6	2	8	3		1	—	—	48		85
Environmental obligations and shutdown costs	(7)	—	(7)	—	—	—	—		—	—	—	44		37
Operating income (loss)	241	415	656	749	96	845	2,645		54	16	18	(499)		3,735
Interest expense, net	—	(1)	(1)	(8)	—	(8)	(25)		—	—	(18)	(100)		(152)
Other (expense) income, net	(2)	4	2	52	1	53	31		(1)	(1)	(19)	34		99
Provision for income taxes	—	—	—	(310)	(34)	(344)	(965)		—	—	(12)	(29)		(1,350)
Equity in affiliated companies’ net earnings (losses)	—	—	—	—	—	—	9		—	—	—	(1)		8
Net income attributable to noncontrolling interests	—	—	—	(231)	(21)	(252)	(923)		—	—	—	(41)		(1,216)
Net income attributable to common stockholders														1,124

Capital expenditures	129	399	528	152	25	177	1,444		46	43	88	107		2,433
XIII

FREEPORT
BUSINESS DIVISIONS AND SEGMENTS (continued)
a.Includes revenues from FCX’s molybdenum sales company, which includes sales of molybdenum produced by FCX’s primary molybdenum mines and certain of the U.S. copper mines and the Cerro Verde mine.
b.Includes idle facility and restoration costs associated with the September 2025 external mud rush incident. For a summary of these charges, refer to “Adjusted Net Income,” on page VII.
c.Represents a volume adjustment on concentrate shipped to Atlantic Copper in a prior period.
d.Includes charges totaling $73 million associated with planned maintenance turnaround costs at the Miami smelter.

PRODUCT REVENUES AND PRODUCTION COSTS

FCX believes unit net cash costs (credits) per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of its mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. These measures are presented by other metals mining companies, although FCX’s measures may not be comparable to similarly titled measures reported by other companies.
FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX’s costs to revenues from the copper, gold, molybdenum and other metals it produces and (iv) it is the method used by FCX’s management and Board of Directors to monitor its mining operations and to compare mining operations in certain industry publications. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX’s metals sales volumes and realized prices change.
FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments result from prior period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, net which are removed from site production and delivery costs in the calculation of unit net cash costs, consist of items such as ARO accretion and other adjustments, inventory write-offs and adjustments, stock-based compensation costs, long-lived asset impairments, idle facility costs, feasibility and optimization study costs, operational readiness and start-up costs, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX’s consolidated financial statements.
XIV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2026
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,946		$1,946	$268	$62	$2,276
Site production and delivery, before net noncash and other costs shown below	1,152		979	177	41	1,197
By-product credits	(285)		—	—	—	—
Treatment charges	47		44	—	3	47
Net cash costs	914		1,023	177	44	1,244
DD&A	135		121	12	2	135
Noncash and other costs, net	45	[c]	41	4	—	45
Total costs	1,094		1,185	193	46	1,424
Other revenue adjustments, primarily for pricing on prior period open sales	6		6	—	—	6
Gross profit	$858		$767	$75	$16	$858

Copper sales (millions of recoverable pounds)	311		311
Molybdenum sales (millions of recoverable pounds)[a]				10

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$6.25		$6.25	$28.18
Site production and delivery, before net noncash and other costs shown below	3.71		3.15	18.60
By-product credits	(0.92)		—	—
Treatment charges	0.15		0.14	—
Unit net cash costs	2.94		3.29	18.60
DD&A	0.43		0.39	1.26
Noncash and other costs, net	0.15	[c]	0.13	0.47
Total unit costs	3.52		3.81	20.33
Other revenue adjustments, primarily for pricing on prior period open sales	0.03		0.03	—
Gross profit per pound	$2.76		$2.47	$7.85

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$2,276		$1,197	$135
Treatment charges	—		47	—
Noncash and other costs, net	—		45	—
Other revenue adjustments, primarily for pricing on prior period open sales	6		—	—
Eliminations and other	(1)		3	—
U.S. copper mines	2,281		1,292	135
Other mining[d]	6,766		4,953	366
Corporate, other & eliminations	(2,018)		(1,925)	22
As reported in FCX’s consolidated financial statements	$7,029		$4,320	$523

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold sales of 5 thousand ounces ($4,285 per ounce average realized price), silver sales of 0.4 million ounces ($65.75 per ounce average realized price) and related production costs.
c.Includes charges totaling $18 million ($0.06 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Divisions and Segments,” beginning on page X.
XV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,485		$1,485	$171	$51	$1,707
Site production and delivery, before net noncash and other costs shown below	1,063		942	131	40	1,113
By-product credits	(171)		—	—	—	—
Treatment charges	47		45	—	2	47
Net cash costs	939		987	131	42	1,160
DD&A	118		105	10	3	118
Noncash and other costs, net	50	[c]	46	4	—	50
Total costs	1,107		1,138	145	45	1,328
Other revenue adjustments, primarily for pricing on prior period open sales	2		2	—	(1)	1
Gross profit	$380		$349	$26	$5	$380

Copper sales (millions of recoverable pounds)	309		309
Molybdenum sales (millions of recoverable pounds)[a]				9

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$4.81		$4.81	$19.87
Site production and delivery, before net noncash and other costs shown below	3.44		3.05	15.24
By-product credits	(0.55)		—	—
Treatment charges	0.15		0.15	—
Unit net cash costs	3.04		3.20	15.24
DD&A	0.38		0.34	1.16
Noncash and other costs, net	0.16	[c]	0.15	0.45
Total unit costs	3.58		3.69	16.85
Other revenue adjustments, primarily for pricing on prior period open sales	0.01		0.01	—
Gross profit per pound	$1.24		$1.13	$3.02

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,707		$1,113	$118
Treatment charges	(3)		44	—
Noncash and other costs, net	—		50	—
Other revenue adjustments, primarily for pricing on prior period open sales	1		—	—
Eliminations and other	9		7	—
U.S. copper mines	1,714		1,214	118
Other mining[d]	7,377		4,504	536
Corporate, other & eliminations	(1,509)		(1,436)	14
As reported in FCX’s consolidated financial statements	$7,582		$4,282	$668

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold sales of 4 thousand ounces ($3,301 per ounce average realized price), silver sales of 0.5 million ounces ($35.94 per ounce average realized price) and related production costs.
c.Includes charges totaling $26 million ($0.09 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Divisions and Segments,” beginning on page X.

XVI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2026
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,866		$3,866	$463	$143	$4,472
Site production and delivery, before net noncash and other costs shown below	2,300		1,990	311	92	2,393
By-product credits	(514)		—	—	—	—
Treatment charges	89		83	—	6	89
Net cash costs	1,875		2,073	311	98	2,482
DD&A	300		257	26	17	300
Noncash and other costs, net	94	[c]	85	8	1	94
Total costs	2,269		2,415	345	116	2,876
Other revenue adjustments, primarily for pricing on prior period open sales	6		6	—	1	7
Gross profit	$1,603		$1,457	$118	$28	$1,603

Copper sales (millions of recoverable pounds)	639		639
Molybdenum sales (millions of recoverable pounds)[a]				17

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$6.05		$6.05	$27.01
Site production and delivery, before net noncash and other costs shown below	3.59		3.11	18.17
By-product credits	(0.80)		—	—
Treatment charges	0.14		0.13	—
Unit net cash costs	2.93		3.24	18.17
DD&A	0.47		0.41	1.51
Noncash and other costs, net	0.15	[c]	0.13	0.45
Total unit costs	3.55		3.78	20.13
Other revenue adjustments, primarily for pricing on prior period open sales	0.01		0.01	—
Gross profit per pound	$2.51		$2.28	$6.88

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$4,472		$2,393	$300
Treatment charges	—		89	—
Noncash and other costs, net	—		94	—
Other revenue adjustments, primarily for pricing on prior period open sales	7		—	—
Eliminations and other	1		7	—
U.S. copper mines	4,480		2,583	300
Other mining[d]	12,715		9,583	695
Corporate, other & eliminations	(3,932)		(3,781)	42
As reported in FCX’s consolidated financial statements	$13,263		$8,385	$1,037

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold sales of 10 thousand ounces ($4,584 per ounce average realized price), silver sales of 0.8 million ounces ($69.40 per ounce average realized price) and related production costs.
c.Includes charges totaling $35 million ($0.05 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Divisions and Segments,” beginning on page X.

XVII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,902		$2,902	$326	$91	$3,319
Site production and delivery, before net noncash and other costs shown below	2,133		1,894	262	73	2,229
By-product credits	(322)		—	—	—	—
Treatment charges	85		81	—	4	85
Net cash costs	1,896		1,975	262	77	2,314
DD&A	242		217	20	5	242
Noncash and other costs, net	89	[c]	82	6	1	89
Total costs	2,227		2,274	288	83	2,645
Other revenue adjustments, primarily for pricing on prior period open sales	4		4	—	1	5
Gross profit	$679		$632	$38	$9	$679

Copper sales (millions of recoverable pounds)	616		616
Molybdenum sales (millions of recoverable pounds)[a]				17

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$4.71		$4.71	$20.00
Site production and delivery, before net noncash and other costs shown below	3.46		3.07	16.09
By-product credits	(0.52)		—	—
Treatment charges	0.14		0.13	—
Unit net cash costs	3.08		3.20	16.09
DD&A	0.39		0.35	1.21
Noncash and other costs, net	0.14	[c]	0.14	0.38
Total unit costs	3.61		3.69	17.68
Other revenue adjustments, primarily for pricing on prior period open sales	0.01		0.01	—
Gross profit per pound	$1.11		$1.03	$2.32

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$3,319		$2,229	$242
Treatment charges	(8)		77	—
Noncash and other costs, net	—		89	—
Other revenue adjustments, primarily for pricing on prior period open sales	5		—	—
Eliminations and other	28		31	—
U.S. copper mines	3,344		2,426	242
Other mining[d]	12,887		8,348	867
Corporate, other & eliminations	(2,921)		(2,736)	25
As reported in FCX’s consolidated financial statements	$13,310		$8,038	$1,134

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold sales of 7 thousand ounces ($3,249 per ounce average realized price), silver sales of 1.0 million ounces ($34.84 per ounce average realized price) and related production costs.
c.Includes charges totaling $40 million ($0.07 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Divisions and Segments,” beginning on page X.
XVIII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2026
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,496		$1,496	$228	$1,724
Site production and delivery, before net noncash and other costs shown below	816		714	116	830
By-product credits	(221)		—	—	—
Treatment charges	10		10	—	10
Royalty on metals	3		2	1	3
Net cash costs	608		726	117	843
DD&A	107		94	13	107
Noncash and other costs, net	26	[b]	24	2	26
Total costs	741		844	132	976
Other revenue adjustments, primarily for pricing on prior period open sales	91		91	7	98
Gross profit	$846		$743	$103	$846

Copper sales (millions of recoverable pounds)	245		245

Gross profit per pound of copper:

Revenues, excluding adjustments	$6.11		$6.11
Site production and delivery, before net noncash and other costs shown below	3.33		2.92
By-product credits	(0.90)		—
Treatment charges	0.04		0.04
Royalty on metals	0.01		0.01
Unit net cash costs	2.48		2.97
DD&A	0.44		0.38
Noncash and other costs, net	0.11	[b]	0.10
Total unit costs	3.03		3.45
Other revenue adjustments, primarily for pricing on prior period open sales	0.37		0.37
Gross profit per pound	$3.45		$3.03

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,724		$830	$107
Treatment charges	(10)		—	—
Royalty on metals	(3)		—	—
Noncash and other costs, net	—		26	—
Other revenue adjustments, primarily for pricing on prior period open sales	98		—	—
Eliminations and other	1		—	—
South America operations	1,810		856	107
Other mining[c]	7,237		5,389	394
Corporate, other & eliminations	(2,018)		(1,925)	22
As reported in FCX’s consolidated financial statements	$7,029		$4,320	$523

a.Includes silver sales of 0.8 million ounces ($62.23 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $10 million ($0.04 per pound of copper) for inventory write-offs and $9 million ($0.04 per pound of copper) for feasibility and optimization studies.
c.Represents the combined total for FCX’s other mining operations as presented in “Business Divisions and Segments,” beginning on page X.

XIX

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,184		$1,184	$115	$1,299
Site production and delivery, before net noncash and other costs shown below	732		672	76	748
By-product credits	(98)		—	—	—
Treatment charges	16		16	—	16
Royalty on metals	2		2	—	2
Net cash costs	652		690	76	766
DD&A	113		103	10	113
Noncash and other costs, net	21	[b]	20	1	21
Total costs	786		813	87	900
Other revenue adjustments, primarily for pricing on prior period open sales	(19)		(19)	(1)	(20)
Gross profit	$379		$352	$27	$379

Copper sales (millions of recoverable pounds)	265		265

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.47		$4.47
Site production and delivery, before net noncash and other costs shown below	2.76		2.53
By-product credits	(0.37)		—
Treatment charges	0.06		0.06
Royalty on metals	0.01		0.01
Unit net cash costs	2.46		2.60
DD&A	0.42		0.39
Noncash and other costs, net	0.08	[b]	0.08
Total unit costs	2.96		3.07
Other revenue adjustments, primarily for pricing on prior period open sales	(0.07)		(0.07)
Gross profit per pound	$1.44		$1.33

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,299		$748	$113
Treatment charges	(16)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		21	—
Other revenue adjustments, primarily for pricing on prior period open sales	(20)		—	—
Eliminations and other	—		(1)	—
South America operations	1,261		768	113
Other mining[c]	7,830		4,950	541
Corporate, other & eliminations	(1,509)		(1,436)	14
As reported in FCX’s consolidated financial statements	$7,582		$4,282	$668

a.Includes silver sales of 0.8 million ounces ($36.01 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $18 million ($0.07 per pound of copper) for feasibility and optimization studies.
c.Represents the combined total for FCX’s other mining operations as presented in “Business Divisions and Segments,” beginning on page X.
XX

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2026
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$2,969		$2,969	$431	$3,400
Site production and delivery, before net noncash and other costs shown below	1,595		1,403	220	1,623
By-product credits	(416)		—	—	—
Treatment charges	12		12	—	12
Royalty on metals	5		5	—	5
Net cash costs	1,196		1,420	220	1,640
DD&A	210		184	26	210
Noncash and other costs, net	43	[b]	40	3	43
Total costs	1,449		1,644	249	1,893
Other revenue adjustments, primarily for pricing on prior period open sales	47		47	13	60
Gross profit	$1,567		$1,372	$195	$1,567

Copper sales (millions of recoverable pounds)	493		493

Gross profit per pound of copper:

Revenues, excluding adjustments	$6.03		$6.03
Site production and delivery, before net noncash and other costs shown below	3.25		2.85
By-product credits	(0.85)		—
Treatment charges	0.02		0.02
Royalty on metals	0.01		0.01
Unit net cash costs	2.43		2.88
DD&A	0.42		0.38
Noncash and other costs, net	0.09	[b]	0.08
Total unit costs	2.94		3.34
Other revenue adjustments, primarily for pricing on prior period open sales	0.09		0.09
Gross profit per pound	$3.18		$2.78

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$3,400		$1,623	$210
Treatment charges	(12)		—	—
Royalty on metals	(5)		—	—
Noncash and other costs, net	—		43	—
Other revenue adjustments, primarily for pricing on prior period open sales	60		—	—
Eliminations and other	1		(1)	—
South America operations	3,444		1,665	210
Other mining[c]	13,751		10,501	785
Corporate, other & eliminations	(3,932)		(3,781)	42
As reported in FCX’s consolidated financial statements	$13,263		$8,385	$1,037

a.Includes silver sales of 1.6 million ounces ($69.33 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $20 million ($0.04 per pound of copper) for feasibility and optimization studies and $10 million ($0.02 per pound of copper) for inventory write-offs.
c.Represents the combined total for FCX’s other mining operations as presented in “Business Divisions and Segments,” beginning on page X.

XXI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$2,371		$2,371	$250	$2,621
Site production and delivery, before net noncash and other costs shown below	1,491		1,360	163	1,523
By-product credits	(220)		—	—	—
Treatment charges	36		36	—	36
Royalty on metals	3		3	—	3
Net cash costs	1,310		1,399	163	1,562
DD&A	225		203	22	225
Noncash and other costs, net	35	[b]	34	1	35
Total costs	1,570		1,636	186	1,822
Other revenue adjustments, primarily for pricing on prior period open sales	54		54	2	56
Gross profit	$855		$789	$66	$855

Copper sales (millions of recoverable pounds)	540		540

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.39		$4.39
Site production and delivery, before net noncash and other costs shown below	2.76		2.51
By-product credits	(0.41)		—
Treatment charges	0.07		0.07
Royalty on metals	0.01		0.01
Unit net cash costs	2.43		2.59
DD&A	0.42		0.38
Noncash and other costs, net	0.06	[b]	0.06
Total unit costs	2.91		3.03
Other revenue adjustments, primarily for pricing on prior period open sales	0.10		0.10
Gross profit per pound	$1.58		$1.46

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$2,621		$1,523	$225
Treatment charges	(36)		—	—
Royalty on metals	(3)		—	—
Noncash and other costs, net	—		35	—
Other revenue adjustments, primarily for pricing on prior period open sales	56		—	—
Eliminations and other	(1)		(2)	(1)
South America operations	2,637		1,556	224
Other mining[c]	13,594		9,218	885
Corporate, other & eliminations	(2,921)		(2,736)	25
As reported in FCX’s consolidated financial statements	$13,310		$8,038	$1,134

a.Includes silver sales of 1.6 million ounces ($34.54 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $33 million ($0.06 per pound of copper) for feasibility and optimization studies.
c.Represents the combined total for FCX’s other mining operations as presented in “Business Divisions and Segments,” beginning on page X.

XXII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Three Months Ended June 30, 2026
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues	$935		$935		$535	$70	$1,540
Site production and delivery, before net noncash and other costs shown below	354		215		123	16	354
By-product credits	(605)		—		—	—	—
Treatment charges	71		43		25	3	71
Royalty on metals	57		35		21	1	57
Net cash (credits) costs	(123)		293		169	20	482
DD&A	228	[b]	138		79	11	228
Noncash and other costs, net	300	[c]	182		104	14	300
Total costs	405		613		352	45	1,010
Gross profit	$530		$322		$183	$25	$530

Copper sales (millions of recoverable pounds)	153		153
Gold sales (thousands of recoverable ounces)					118

Gross profit per pound of copper/per ounce of gold:

Revenues	$6.12		$6.12		$4,529
Site production and delivery, before net noncash and other costs shown below	2.30		1.41		1,040
By-product credits	(3.96)		—		—
Treatment charges	0.47		0.28		209
Royalty on metals	0.38		0.23		176
Unit net cash (credits) costs	(0.81)		1.92		1,425
DD&A	1.50	[b]	0.90		671
Noncash and other costs, net	1.96	[c]	1.19		880
Total unit costs	2.65		4.01		2,976
Gross profit per pound/ounce	$3.47		$2.11		$1,553

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$1,540		$354		$228
Treatment charges	—		71	[d]	—
Royalty on metals	(57)		—		—
Noncash and other costs, net	—		300		—
Eliminations and other	—		(1)		—
Indonesia operations	1,483		724		228
Other mining[e]	7,564		5,521		273
Corporate, other & eliminations	(2,018)		(1,925)		22
As reported in FCX’s consolidated financial statements	$7,029		$4,320		$523

a.Includes silver sales of 0.6 million ounces ($69.25 per ounce average realized price) and incremental metals and sulfuric acid produced by PT Smelting and PTFI’s downstream processing facilities.
b.Includes $79 million ($0.52 per pound of copper) of idle facility costs associated with the September 2025 external mud rush incident.
c.Includes $284 million ($1.86 per pound of copper) of idle facility and restoration costs associated with the September 2025 external mud rush incident.
d.Primarily represents tolling costs paid to PT Smelting, and excludes idle facility related tolling fees that are included in noncash and other costs, net (refer to note c above).
e.Represents the combined total for FCX’s other mining operations as presented in “Business Divisions and Segments,” beginning on page X.
XXIII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Three Months Ended June 30, 2025
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$1,953		$1,953		$1,708	$49	$3,710
Site production and delivery, before net noncash and other costs shown below	960		505		442	13	960
By-product credits	(1,765)		—		—	—	—
Treatment charges	88		46		41	1	88
Export duties	146		77		66	3	146
Royalty on metals	133		70		62	1	133
Net cash (credits) costs	(438)		698		611	18	1,327
DD&A	389		205		179	5	389
Noncash and other costs, net	78	[b]	41		36	1	78
Total costs	29		944		826	24	1,794
Other revenue adjustments, primarily for pricing on prior period open sales	(21)		(21)		9	(1)	(13)
Gross profit	$1,903		$988		$891	$24	$1,903

Copper sales (millions of recoverable pounds)	443		443
Gold sales (thousands of recoverable ounces)					518

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.40		$4.40		$3,290
Site production and delivery, before net noncash and other costs shown below	2.17		1.14		854
By-product credits	(3.98)		—		—
Treatment charges	0.19		0.11		77
Export duties	0.33		0.17		128
Royalty on metals	0.30		0.16		120
Unit net cash (credits) costs	(0.99)		1.58		1,179
DD&A	0.88		0.46		346
Noncash and other costs, net	0.18	[b]	0.09		70
Total unit costs	0.07		2.13		1,595
Other revenue adjustments, primarily for pricing on prior period open sales	(0.05)		(0.05)		26
Gross profit per pound/ounce	$4.28		$2.22		$1,721

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$3,710		$960		$389
Treatment charges	(2)		86	[c]	—
Export duties	(146)		—		—
Royalty on metals	(133)		—		—
Noncash and other costs, net	—		78		—
Other revenue adjustments, primarily for pricing on prior period open sales	(13)		—		—
Other	1		—		—
Indonesia operations	3,417		1,124		389
Other mining[d]	5,674		4,594		265
Corporate, other & eliminations	(1,509)		(1,436)		14
As reported in FCX’s consolidated financial statements	$7,582		$4,282		$668

a.Includes silver sales of 1.1 million ounces ($34.47 per ounce average realized price) and incremental metals and sulfuric acid produced by PT Smelting and PTFI’s downstream processing facilities.
b.Includes charges totaling $58 million ($0.13 per pound of copper) for operational readiness and start-up costs associated with PTFI’s downstream processing facilities and $7 million ($0.02 per pound of copper) for remediation costs related to the October 2024 incident at PTFI’s smelter.
c.Primarily represents tolling costs paid to PT Smelting.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Divisions and Segments,” beginning on page X.
XXIV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Six Months Ended June 30, 2026
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$1,420		$1,420		$1,100	$134	$2,654
Site production and delivery, before net noncash and other costs shown below	593		317		246	30	593
By-product credits	(1,236)		—		—	—	—
Treatment charges	121		65		50	6	121
Royalty on metals	108		60		45	3	108
Net cash (credits) costs	(414)		442		341	39	822
DD&A	422	[b]	226		175	21	422
Noncash and other costs, net	722	[c]	386		299	37	722
Total costs	730		1,054		815	97	1,966
Other revenue adjustments, primarily for pricing on prior period open sales	8		8		2	—	10
Gross profit	$698		$374		$287	$37	$698

Copper sales (millions of recoverable pounds)	235		235
Gold sales (thousands of recoverable ounces)					234

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$6.04		$6.04		$4,709
Site production and delivery, before net noncash and other costs shown below	2.52		1.35		1,052
By-product credits	(5.26)		—		—
Treatment charges	0.52		0.28		215
Royalty on metals	0.46		0.25		193
Unit net cash (credits) costs	(1.76)		1.88		1,460
DD&A	1.79	[b]	0.96		748
Noncash and other costs, net	3.07	[c]	1.64		1,281
Total unit costs	3.10		4.48		3,489
Other revenue adjustments, primarily for pricing on prior period open sales	0.03		0.03		5
Gross profit per pound/ounce	$2.97		$1.59		$1,225

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$2,654		$593		$422
Treatment charges	(2)		119	[d]	—
Royalty on metals	(108)		—		—
Noncash and other costs, net	—		722		—
Other revenue adjustments, primarily for pricing on prior period open sales	10		—		—
Eliminations and other	1		—		—
Indonesia operations	2,555		1,434		422
Other mining[e]	14,640		10,732		573
Corporate, other & eliminations	(3,932)		(3,781)		42
As reported in FCX’s consolidated financial statements	$13,263		$8,385		$1,037

a.Includes silver sales of 1.1 million ounces ($76.66 per ounce average realized price) and incremental metals and sulfuric acid produced by PT Smelting and PTFI’s downstream processing facilities.
b.Includes $172 million ($0.73 per pound of copper) of idle facility costs associated with the September 2025 external mud rush incident.
c.Includes $690 million ($2.93 per pound of copper) of idle facility and restoration costs associated with the September 2025 external mud rush incident.
d.Primarily represents tolling costs paid to PT Smelting, and excludes idle facility related tolling fees that are included in noncash and other costs, net (refer to note c above).
e.Represents the combined total for FCX’s other mining operations as presented in “Business Divisions and Segments,” beginning on page X.
XXV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Six Months Ended June 30, 2025
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$3,190		$3,190		$2,101	$70	$5,361
Site production and delivery, before net noncash and other costs shown below	1,392		828		546	18	1,392
By-product credits	(2,188)		—		—	—	—
Treatment charges	144		86		56	2	144
Export duties	202		119		79	4	202
Royalty on metals	199		118		80	1	199
Net cash (credits) costs	(251)		1,151		761	25	1,937
DD&A	575		342		225	8	575
Noncash and other costs, net	175	[b]	104		69	2	175
Total costs	499		1,597		1,055	35	2,687
Other revenue adjustments, primarily for pricing on prior period open sales	19		19		16	1	36
Gross profit	$2,710		$1,612		$1,062	$36	$2,710

Copper sales (millions of recoverable pounds)	733		733
Gold sales (thousands of recoverable ounces)					643

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.35		$4.35		$3,260
Site production and delivery, before net noncash and other costs shown below	1.90		1.13		848
By-product credits	(2.98)		—		—
Treatment charges	0.19		0.12		87
Export duties	0.28		0.16		123
Royalty on metals	0.27		0.16		125
Unit net cash (credits) costs	(0.34)		1.57		1,183
DD&A	0.78		0.47		350
Noncash and other costs, net	0.24	[b]	0.14		107
Total unit costs	0.68		2.18		1,640
Other revenue adjustments, primarily for pricing on prior period open sales	0.03		0.03		31
Gross profit per pound/ounce	$3.70		$2.20		$1,651

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$5,361		$1,392		$575
Treatment charges	(9)		135	[c]	—
Export duties	(202)		—		—
Royalty on metals	(199)		—		—
Noncash and other costs, net	—		175		—
Other revenue adjustments, primarily for pricing on prior period open sales	36		—		—
Indonesia operations	4,987		1,702		575
Other mining[d]	11,244		9,072		534
Corporate, other & eliminations	(2,921)		(2,736)		25
As reported in FCX’s consolidated financial statements	$13,310		$8,038		$1,134

a.Includes silver sales of 1.5 million ounces ($33.78 per ounce average realized price) and incremental metals and sulfuric acid produced by PT Smelting and PTFI’s downstream processing facilities.
b.Includes charges totaling (i) $102 million ($0.14 per pound of copper) for operational readiness and start-up costs associated with PTFI’s downstream processing facilities, (ii) $30 million ($0.04 per pound of copper) for remediation costs related to the October 2024 incident at PTFI’s smelter and (iii) $24 million ($0.03 per pound of copper) related to the reversal of previously capitalized land lease costs associated with PTFI’s downstream processing facilities.
c.Primarily represents tolling costs paid to PT Smelting.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Divisions and Segments,” beginning on page X.
XXVI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended June 30,
(In millions)	2026		2025

Revenues, excluding adjustments[a]	$211		$189
Site production and delivery, before net noncash and other costs shown below	138		122
Treatment charges and other	7		9
Net cash costs	145		131
DD&A	22		26
Noncash and other costs, net	13	[b]	6
Total costs	180		163
Gross profit	$31		$26

Molybdenum sales (millions of recoverable pounds)[a]	8		9

Gross profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$27.82		$20.52
Site production and delivery, before net noncash and other costs shown below	18.19		13.20
Treatment charges and other	1.01		1.00
Unit net cash costs	19.20		14.20
DD&A	2.83		2.83
Noncash and other costs, net	1.76	[b]	0.64
Total unit costs	23.79		17.67
Gross profit per pound	$4.03		$2.85

Reconciliation to Amounts Reported
			Production
Three Months Ended June 30, 2026	Revenues		and Delivery	DD&A
Totals presented above	$211		$138	$22
Treatment charges and other	(7)		—	—
Noncash and other costs, net	—		13	—
Molybdenum mines	204		151	22
Other mining[c]	8,843		6,094	479
Corporate, other & eliminations	(2,018)		(1,925)	22
As reported in FCX’s consolidated financial statements	$7,029		$4,320	$523

Three Months Ended June 30, 2025
Totals presented above	$189		$122	$26
Treatment charges and other	(9)		—	—
Noncash and other costs, net	—		6	—
Molybdenum mines	180		128	26
Other mining[c]	8,911		5,590	628
Corporate, other & eliminations	(1,509)		(1,436)	14
As reported in FCX’s consolidated financial statements	$7,582		$4,282	$668

a.Reflects sales of the Molybdenum mines’ production to FCX’s molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX’s consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Includes charges totaling $7 million ($0.90 per pound of molybdenum) for inventory write-offs.
c.Represents the combined total for FCX’s other mining operations as presented in “Business Divisions and Segments,” beginning on page X. Also includes amounts associated with FCX’s molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the U.S. copper mines and the Cerro Verde mine.
XXVII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Six Months Ended June 30,
(In millions)	2026		2025

Revenues, excluding adjustments[a]	$432		$375
Site production and delivery, before net noncash and other costs shown below	267		238
Treatment charges and other	16		18
Net cash costs	283		256
DD&A	46		52
Noncash and other costs, net	20	[b]	12
Total costs	349		320
Gross profit	$83		$55

Molybdenum sales (millions of recoverable pounds)[a]	17		18

Gross profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$26.42		$20.43
Site production and delivery, before net noncash and other costs shown below	16.33		12.95
Treatment charges and other	0.98		1.01
Unit net cash costs	17.31		13.96
DD&A	2.82		2.83
Noncash and other costs, net	1.22	[b]	0.63
Total unit costs	21.35		17.42
Gross profit per pound	$5.07		$3.01

Reconciliation to Amounts Reported

			Production
Six Months Ended June 30, 2026	Revenues		and Delivery	DD&A
Totals presented above	$432		$267	$46
Treatment charges and other	(16)		—	—
Noncash and other costs, net	—		20	—
Molybdenum mines	416		287	46
Other mining[c]	16,779		11,879	949
Corporate, other & eliminations	(3,932)		(3,781)	42
As reported in FCX’s consolidated financial statements	$13,263		$8,385	$1,037

Six Months Ended June 30, 2025
Totals presented above	$375		$238	$52
Treatment charges and other	(18)		—	—
Noncash and other costs, net	—		12	—
Molybdenum mines	357		250	52
Other mining[c]	15,874		10,524	1,057
Corporate, other & eliminations	(2,921)		(2,736)	25
As reported in FCX’s consolidated financial statements	$13,310		$8,038	$1,134

a.Reflects sales of the Molybdenum mines’ production to FCX’s molybdenum sales company at market-based pricing. On a consolidated basis,je realizations are based on the actual contract terms for sales to third parties; as a result, FCX’s consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Includes charges totaling $7 million ($0.42 per pound of molybdenum) for inventory write-offs.
c.Represents the combined total for FCX’s other mining operations as presented in “Business Divisions and Segments,” beginning on page X. Also includes amounts associated with FCX’s molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the U.S. copper mines and the Cerro Verde mine.
XXVIII